Exhibit 1.1

EXECUTION VERSION

Black Hills Corporation

4,000,000 Shares of Common Stock

UNDERWRITING AGREEMENT

November 10, 2010

J.P. Morgan Securities LLC
BMO Capital Markets Corp.

RBC Capital Markets, LLC
Credit Suisse Securities (USA) LLC

As Representatives of the

several Underwriters listed

in Schedule A hereto

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York  10179

Dear Sirs:

1.  Introductory.  Black Hills Corporation, a South Dakota corporation (the “Company”), and J.P. Morgan Securities LLC (“J.P. Morgan”), in its capacity as agent for an affiliate of the Forward Purchaser (as defined below) (the “Forward Seller”), at the request of the Company in connection with the Forward Sale Agreement (as defined below), confirm their respective agreements with the several Underwriters named in Schedule A hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), with respect to (a) the sale by the Forward Seller, and the purchase by the Underwriters, acting severally and not jointly, of an aggregate of 4,000,000 shares of common stock, par value $1.00 per share (the “Common Stock”), of the Company (the “Borrowed Underwritten Shares”) and, (b) the grant by the Forward Seller or the Company, as applicable, to the Underwriters, in each case acting severally and not jointly, of the option described in Section 3(b) hereof to purchase all or any part of 600,000 additional shares of Common Stock of the Company to cover over-allotments, if any (the “Option Shares”).

Any Option Shares sold to the Underwriters by the Forward Seller pursuant to Section 3(b) hereof upon exercise of the option described in Section 3(b) hereof are herein referred to as the “Borrowed Option Shares,” and any Option Shares sold to the Underwriters by the Company pursuant to Section 3(b) hereof upon exercise of such option are herein referred to as the “Company Option Shares.”  The Borrowed Underwritten Shares and the Company Top-Up Underwritten Shares (as defined in Section 10(a) hereof) are herein referred to collectively as the “Underwritten Shares.” The Company Top-Up Underwritten Shares, the Company Option Shares and the Company Top-Up Option Shares (as defined in Section 10(a) hereof) are herein referred to collectively as the “Company Shares.”  The Borrowed Underwritten Shares and the Borrowed Option Shares are herein referred to collectively as the “Borrowed Shares.”  The Borrowed Shares and the Company Shares are herein referred to collectively as the “Shares”.  The shares of Common Stock of the Company to be outstanding after giving effect to the offering and sale of the Shares are referred to herein as the “Stock”.

As used herein, the term “Forward Sale Agreement” means the letter agreement dated the date hereof between the Company and JPMorgan Chase Bank, National Association, London Branch (the “Forward Purchaser”) relating to the forward sale by the Company, subject to the Company’s right to elect Cash Settlement (as such term is defined in the Forward Sale Agreement), of a number of shares of Common Stock equal to the number of Borrowed Underwritten Shares sold by the Forward Seller pursuant to this Agreement, and the term “Additional Forward Sale Agreement” has the meaning set forth in Section 3(b)(i) hereof.

2.  Representations and Warranties

A.  Representations and Warranties of the Company.  The Company represents and warrants to, and agrees with, the several Underwriters, the Forward Purchaser and the Forward Seller, that:

(a)  Filing and Effectiveness of Registration Statement; Certain Defined Terms.  The Company has filed with the Commission a registration statement on Form S-3 (No. 333-150669), including a related prospectus or prospectuses relating to the Shares, covering the registration of the Shares under the Act, which has become effective.  “Registration Statement” at any particular time means such registration statement in the form then filed with the Commission, including any amendment thereto, any document incorporated by reference therein and all 430B Information and all 430C Information with respect to such registration statement, that in any case has not been superseded or modified.  “Registration Statement” without reference to a time means the Registration Statement as of the Effective Time.  For purposes of this definition, 430B Information shall be considered to be included in the Registration Statement as of the time specified in Rule 430B.

For purposes of this Agreement:

“430B Information” means information included in a prospectus relating to the Shares then deemed to be a part of the Registration Statement pursuant to Rule 430B(e) or retroactively deemed to be a part of the Registration Statement pursuant to Rule 430B(f).

“430C Information” means information included in a prospectus relating to the Shares then deemed to be a part of the Registration Statement pursuant to Rule 430C.

“Act” means the Securities Act of 1933, as amended.

“Additional Closing Date” has the meaning defined in Section 3 hereof.

“Applicable Time” means approximately 5:30 p.m. (Eastern time) on the date of this Agreement.

“Closing Date” has the meaning defined in Section 3 hereof.

“Commission” means the Securities and Exchange Commission.

“Effective Time” of the Registration Statement relating to the Shares means the time of the first contract of sale for the Shares.

“Energy Policy Act” means the Energy Policy Act of 2005, as amended.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Federal Power Act” means the Federal Power Act, as amended.

“Final Prospectus” means the Statutory Prospectus that discloses the public offering price, other 430B Information and other final terms of the Shares and otherwise satisfies Section 10(a) of the Act.

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule B-1 to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus”, as defined in Rule 433, relating to the Shares in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus, as evidenced by its being so specified in Schedule B-3 to this Agreement.

“Rules and Regulations” means the rules and regulations of the Commission.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of the New York Stock Exchange and the NASDAQ Stock Market (“Exchange Rules”).

“Statutory Prospectus” with reference to any particular time means the prospectus relating to the Shares that is included in the Registration Statement immediately prior to that time, including all 430B Information and all 430C Information with respect to the Registration Statement.  For purposes of the foregoing definition, 430B Information shall be considered to be included in the Statutory Prospectus only as of the actual time that form of prospectus (including a prospectus supplement) is filed with the Commission pursuant to Rule 424(b) and not retroactively.

Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Act.

(b)  Compliance with Securities Act Requirements.  (i) (A) At the time the Registration Statement initially became effective, (B) at the time of each amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether by post-effective amendment, incorporated report or form of prospectus), (C) at the Effective Time relating to the Shares and (D) on the Closing Date or the relevant Additional Closing Date, as the case may be, the Registration Statement conformed and will conform in all material respects to the requirements of the Act and the Rules and Regulations and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) (A) on its date, (B) at the time of filing the Final Prospectus pursuant to Rule 424(b) and (C) on the Closing Date or the relevant Additional Closing Date, as the case may be, the Final Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations, and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.  The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(c) hereof.

(c)  Automatic Shelf Registration Statement.  (i)  Well-Known Seasoned Issuer Status.  (A) At the time of initial filing of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Shares in reliance on the exemption of Rule 163, the Company was a “well known seasoned issuer” as defined in Rule 405, including not having been an “ineligible issuer” as defined in Rule 405.

(ii)  Effectiveness of Automatic Shelf Registration Statement.  The Registration Statement is an “automatic shelf registration statement”, as defined in Rule 405, that initially became effective within three years of the date of this Agreement.  If immediately prior to the Renewal Deadline (as hereinafter defined), any of the Shares remain unsold by the Underwriters, the Company will prior to the Renewal Deadline file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Shares, in a form reasonably satisfactory to J.P. Morgan.  If the Company is no longer eligible to file an automatic shelf registration statement, the Company will prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Shares, in a form reasonably satisfactory to J.P. Morgan, and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline.  The Company will take all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the expired registration statement relating to the Shares.  References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.  “Renewal Deadline” means the third anniversary of the initial effective time of the Registration Statement.

(iii)  Eligibility to Use Automatic Shelf Registration Form.  The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) objecting to use of the automatic shelf registration statement form.  If at any time when Shares remain unsold by the Underwriters the Company receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (A) promptly notify J.P. Morgan, (B) promptly file a new registration statement or post-effective amendment on the proper form relating to the Shares, in a form reasonably satisfactory to J.P. Morgan, (C) use its best efforts to cause such registration statement or post-effective amendment to be declared effective as soon as practicable, and (D) promptly notify J.P. Morgan of such effectiveness.  The Company will take all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible.  References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

(iv)  Filing Fees.  The Company has paid or shall pay the required Commission filing fees relating to the Shares within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(d)  Ineligible Issuer Status.  (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Shares and (ii) at the date of this Agreement, the Company was not and is not an “ineligible issuer”, as defined in Rule 405, including (A) the Company or any subsidiary of the Company in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (B) the Company in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Act and not being the subject of a proceeding under Section 8A of the Act in connection with the offering of the Shares, all as described in Rule 405.

(e)  General Disclosure Package.  As of the Applicable Time, neither (i) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time and the preliminary prospectus supplement, dated November 9, 2010, including the base prospectus of the Company, dated October 22, 2009 (which is the most recent Statutory Prospectus distributed to investors generally), and the other information, if any, stated in Schedule B-2 to this Agreement to be included in the General Disclosure Package, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(c) hereof.

(f)  Issuer Free Writing Prospectuses.  Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date that the Company notified or notifies J.P. Morgan, the Forward Purchaser and the Forward Seller as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement.  If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify J.P. Morgan, the Forward Purchaser and the Forward Seller and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(g)  Good Standing of the Company.  The Company has been duly incorporated and is existing and in good standing under the laws of the State of South Dakota, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, result in a material adverse effect on the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole (“Material Adverse Effect”).

(h)  Subsidiaries.  Each subsidiary of the Company has been duly incorporated or organized, as the case may be, and is existing and in good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package; and each subsidiary of the Company is duly qualified to do business as a foreign corporation, limited partnership, general partnership or limited liability company, as the case may be, in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, result in a Material Adverse Effect; all of the issued and outstanding capital stock or partnership or limited liability company interests, as the case may be, of each subsidiary of the Company has been duly authorized and validly issued and, with respect to the capital stock of each subsidiary that is a corporation, is fully paid and nonassessable; and, except for the limited liability company interests in (i) Black Hills Wyoming, LLC,  which is pledged to secure the project financing by Black Hills Wyoming, LLC and (ii) Enserco Midstream, LLC, which is pledged to secure the credit facility of Enserco Energy Inc., the capital stock or partnership or limited liability company interests, as the case may be, of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects.

(i)  The Shares.  The Company Shares (if any) to be issued and sold by the Company to the Underwriters hereunder have been duly authorized and, when issued and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable; and the issuance of such Company Shares is not subject to any pre-emptive or similar rights.  The Company Shares (if any) delivered by the Company to the Underwriters on the Closing Date or the Additional Closing Date, as the case may be, will conform to the descriptions thereof in the Registration Statement, the General Disclosure Package and the Final Prospectus.  The maximum number of shares of Common Stock deliverable to the Forward Purchaser pursuant to the Forward Sale Agreement and any Additional Forward Sale Agreement, whether pursuant to Physical Settlement (as defined in the Forward Sale Agreement or Additional Forward Sale Agreement, as applicable), as a result of an Acceleration Event (as defined in such agreement) or otherwise, have been duly authorized and reserved for issuance and, when issued and delivered by the Company to the Forward Purchaser pursuant to the Forward Sale Agreement or any Additional Forward Sale Agreement, as applicable, against payment of any consideration required to be paid by the Forward Purchaser pursuant to the terms of the Forward Sale Agreement or any Additional Forward Sale Agreement, as applicable, will be duly and validly issued, fully paid and non-assessable; and the issuance thereof is not subject to any pre-emptive or similar rights.

(j)  Capitalization.  The Company has an authorized capitalization as set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus under the heading “Capitalization”; all the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated by the General Disclosure Package and the Final Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the General Disclosure Package and the Final Prospectus.

(k)  Listing.  The Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the New York Stock Exchange (the “Exchange”) nor has the Company received any notification that the Commission or the Exchange is contemplating terminating such registration or listing.  The outstanding shares of Common Stock have been approved for listing on the Exchange.

(l)  Stock Options.  With respect to the stock options (the “Stock Options”) granted pursuant to the stock-based compensation plans of the Company and its subsidiaries (the “Company Stock

Plans”), (i) each Stock Option intended to qualify as an “incentive stock option” under Section 422 of the Code so qualifies, (ii) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (iii) each such grant was made in accordance with the terms of the Company Stock Plans, the Exchange Act and all other applicable laws and regulatory rules or requirements, including the rules of the Exchange and any other exchange on which Company securities are traded, and (iv) each such grant was properly accounted for in accordance with GAAP in the financial statements (including the related notes) of the Company and disclosed in the Company’s filings with the Commission in accordance with the Exchange Act and all other applicable laws.  The Company has not knowingly granted, and there is no and has been no policy or practice of the Company of granting, Stock Options prior to, or otherwise coordinating the grant of Stock Options with, the release or other public announcement of material information regarding the Company or its subsidiaries or their results of operations or prospects.

(m)  No Finder’s Fee.  Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter, the Forward Purchaser or the Forward Seller for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(n)  Registration Rights.  Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act (collectively, “registration rights”), and any person to whom the Company has granted registration rights has agreed, if necessary, not to exercise such rights until after the expiration of the Lock-Up Period referred to in Section 5 hereof.

(o)  Absence of Further Requirements.  No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required in connection with (i) the execution or delivery of, or the consummation of the transactions contemplated by, this Agreement, the Forward Sale Agreement and any Additional Forward Sale Agreement (collectively, the “Transaction Documents”) or consummation of the transactions contemplated thereby, (ii) the issuance (in the case of any Company Shares) and sale of the Shares pursuant to this Agreement, or (iii)  the issuance, sale and delivery of any shares of Common Stock pursuant to the Forward Sale Agreement and any Additional Forward Sale Agreement, in each case, except such as have been obtained or made and such as may be required under state securities laws.

(p)  Title to Property.  Except as disclosed in the General Disclosure Package, the Company and its subsidiaries have good and defensible title to all interests in oil and gas properties owned by them and good and marketable title to all other real properties and all other properties and assets owned by them that are material to the Company and its subsidiaries taken as a whole, in each case free from liens, charges, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them and, except as disclosed in the General Disclosure Package, the Company and its subsidiaries hold any leased real or personal property that is material to the Company and its subsidiaries taken as a whole under valid and enforceable leases with no terms or provisions that would materially interfere with the use made or to be made thereof by them.

(q)  Absence of Defaults and Conflicts Resulting from Transaction.  The execution, delivery and performance of each of the Transaction Documents, the issuance (in the case of any Company Shares) and sale of the Shares pursuant to this Agreement, the issuance, sale and delivery of any shares of Common Stock pursuant to the Forward Sale Agreement and any Additional Forward Sale Agreement, the consummation of the transactions contemplated by the Transaction Documents, and compliance with the terms and provisions of the Transaction Documents, will not result in a breach or violation of any of the terms and provisions of, or constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter or by-laws or other organizational documents of the Company or any of its subsidiaries, (ii) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their properties, or (iii) any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties of the Company or any of its subsidiaries is subject, except, in the case of clauses (ii) and (iii), as would not, individually or in the aggregate, result in a Material Adverse Effect.  A “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(r)  Absence of Existing Defaults and Conflicts.  Neither the Company nor any of its subsidiaries is in violation of its respective charter, by-laws or organizational documents or in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, except such defaults that would not, individually or in the aggregate, result in a Material Adverse Effect.

(s)  Due Authorization.  The Company has full corporate power and authority to execute and deliver this Agreement and each other Transaction Document and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and each other Transaction Document and the consummation by it of the transactions contemplated hereby or thereby has been duly and validly taken.

(t)  Authorization of Agreement.  This Agreement has been duly authorized, executed and delivered by the Company.

(u)  Authorization of Other Transaction Documents.  The Forward Sale Agreement and each Additional Forward Sale Agreement, if any, has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability (the “Enforceability Exceptions”).

(v)  Possession of Licenses.  Except with respect to FERC approval for the Company’s subsidiary, Enserco Energy Inc., to engage in power marketing as disclosed in the General Disclosure Package, the Company and its subsidiaries possess, and are in compliance with the terms of, all adequate certificates, authorizations, franchises, licenses and permits (“Licenses”) necessary or material to the conduct of the business now conducted or proposed in the General

Disclosure Package to be conducted by them and have not received any notice of proceedings relating to the revocation or modification of any Licenses that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(w)  Absence of Labor Dispute.  No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent that could have a Material Adverse Effect.

(x)  Possession of Intellectual Property.  The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(y)  Environmental Laws.  Except as disclosed in the General Disclosure Package, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

(z)  Accurate Disclosure.  The statements in the Registration Statement, General Disclosure Package and the Final Prospectus under the headings “Description of Senior Debt Securities”, “Description of Subordinated Debt Securities”, “Description of Capital Stock”, “Description of Warrants”, “Description of Purchase Contracts”, “Description of Units”, “Material United States Federal Income Tax Considerations” and “Underwriting”, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings in all material respects and present the information required to be shown.

(aa)  Absence of Manipulation.  The Company has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(bb)  Internal Controls and Compliance with the Sarbanes-Oxley Act.  Except as set forth in the General Disclosure Package, the Company, its subsidiaries and the Company’s Board of Directors (the “Board”) are in compliance in all material respects with Sarbanes-Oxley and all applicable Exchange Rules. The Company maintains a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting, an internal audit function and legal and regulatory compliance controls (collectively, “Internal Controls”) that comply in all material respects with the Securities Laws and are sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  The Internal Controls are, or upon consummation of the offering of the Shares will be, overseen by the Audit Committee (the “Audit Committee”) of the Board in accordance with Exchange Rules.  Since the date of the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, the Company has not publicly disclosed or reported to the Audit Committee or the Board, and within the next 90 days the Company does not reasonably expect to publicly disclose or report to the Audit Committee or the Board, (i) any significant deficiency in the design or operation of Internal Controls that could adversely affect the Company’s ability to record, process, summarize and report financial data, any material weakness in Internal Controls, any material change in Internal Controls or any fraud involving management or other employees who have a significant role in Internal Controls (each, an “Internal Control Event”) or (ii) any material violation of, or failure to comply with, the Securities Laws.

(cc)  Absence of Accounting Issues.  A member of the Audit Committee has confirmed to the Chief Executive Officer, Chief Financial Officer or General Counsel of the Company that, except as set forth in the General Disclosure Package, the Audit Committee is not reviewing or investigating, and neither the Company’s independent auditors nor its internal auditors have recommended that the Audit Committee review or investigate, (i) adding to, deleting, changing the application of, or changing the Company’s disclosure with respect to, any of the Company’s material accounting policies; (ii) any matter which could result in a restatement of the Company’s financial statements for any annual or interim period during the current or prior three fiscal years; or (iii) any Internal Control Event.

(dd)  Litigation.  Except as disclosed in the General Disclosure Package, there are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Shares; and no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are, to the Company’s knowledge, threatened or contemplated.

(ee)  Financial Statements.  The financial statements included in the Registration Statement and the General Disclosure Package present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis; and the schedules included in the Registration Statement present fairly the information required to be stated therein.

(ff)  No Material Adverse Change in Business.  Except as disclosed in the General Disclosure Package, since the end of the period covered by the latest audited financial statements included in the General Disclosure Package (i) there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries, taken as a whole that is material and adverse, (ii) except as disclosed in or contemplated by the General Disclosure Package, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock (other than regular quarterly cash dividends of not more than $0.36 per share in respect of the Company’s common stock) and (iii) except as disclosed in or contemplated by the General Disclosure Package, there has been no material adverse change in the capital stock, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company and its subsidiaries.

(gg)  Investment Company Act.  The Company is not and, after giving effect to (i) the issuance (in the case of any Company Shares) and sale of the Shares pursuant to this Agreement, and the application of the proceeds, if any, from the sale of such Company Shares to the Underwriters, and (ii) the issuance and sale of the shares of Common Stock (if any) upon settlement of the Forward Sale Agreement and any Additional Forward Sale Agreement and the application of the proceeds, if any, from the sale of such shares of Common Stock, in each case, as described in the General Disclosure Package, will not be an “investment company” as defined in the Investment Company Act of 1940 (the “Investment Company Act”).

(hh)  Ratings.  No “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) (i) has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) on the Company’s retaining any rating assigned to the Company or any securities of the Company or (ii) has indicated to the Company that it is considering any of the actions described in Section 7(d)(ii) hereof.

(ii)  Reserve Report Data.  The oil and gas reserve estimates of the Company and its subsidiaries for the fiscal years ended December 31, 2007, December 31, 2008, and December 31, 2009, contained in the General Disclosure Package are derived from reports that have been prepared by Cawley, Gillespie & Associates, Inc., and as set forth therein, such reserve estimates fairly reflect the estimated oil and gas reserves of the Company and its subsidiaries at the dates indicated therein and are in accordance with the Commission guidelines applicable thereto at the time such estimates were prepared.

(jj)  Independent Reserve Engineers.  Cawley, Gillespie & Associates, Inc. has represented to the Company that they are, and the Company believes them to be, independent reserve engineers with respect to the Company and its subsidiaries and for the periods set forth in the General Disclosure Package.

B.  Representations and Warranties of the Forward Seller.  The Forward Seller represents and warrants to, and agrees with, the several Underwriters and the Company, as of the Closing Date and any Additional Closing Date (in the case of a sale by the Forward Seller to the Underwriters of any Borrowed Option Shares), that:

(a)  Due Authorization.  This Agreement has been duly authorized, executed and delivered by the Forward Seller and, at the Closing Date and at each Additional Closing Date, the Forward Seller will have full right, power and authority to sell, transfer and deliver the Borrowed Underwritten Shares or the Borrowed Option Shares, as the case may be, to the extent that it is required to transfer such Borrowed Shares hereunder.

(b)  Authorization of Forward Sale Agreements.  The Forward Sale Agreement and each Additional Forward Agreement (if any), as applicable, has been duly authorized, executed and delivered by the Forward Purchaser and constitutes a valid and binding agreement of the Forward Purchaser, enforceable against the Forward Purchaser in accordance with its terms, except to the extent that enforceability thereof may be limited by the Enforceability Exceptions.

(c)  Right to Transfer.  The Forward Seller will, at the Closing Date and at each Additional Closing Date, have the free and unqualified right to transfer any Borrowed Underwritten Shares or Borrowed Option Shares, as the case may be, to the extent that it is required to transfer such Borrowed Shares hereunder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind; and upon delivery of such Borrowed Shares and payment of the purchase price therefor as herein contemplated, assuming each of the Underwriters has no notice of any adverse claim, each of the Underwriters will have the free and unqualified right to transfer any such Borrowed Shares purchased by it from the Forward Seller, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind.

3.  Purchase, Sale and Delivery of Shares.

(a)  Sale of Underwritten Shares.  On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, each of the Forward Seller and the Company (with respect to the Company Top-Up Underwritten Shares), severally and not jointly, agrees to sell to the several Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Forward Seller and the Company (with respect to the Company Top-Up Underwritten Shares), at a purchase price per share (the “Purchase Price”) of $28.70875, the respective number of Underwritten Shares set forth opposite the names of the Underwriters in Schedule A hereto.

(b)  Sale of Option Shares.  The Underwriters shall have the right to purchase pursuant to clause (i) or clause (ii) below, as applicable, solely for the purpose of covering overallotments made in connection with the offering of the Underwritten Shares, severally and not jointly, up to the maximum number of Option Shares set forth opposite each Underwriter’s name in Schedule A hereto, at the Purchase Price less an amount per share equal to any dividends or distributions declared by the Company and payable on the Underwritten Shares during the period from, and including, the Closing Date (as hereinafter defined) to, but excluding, the relevant Additional Closing Date (as hereinafter defined) (such reduced price, the “Option Purchase Price”).   The Underwriters may exercise the option to purchase Option Shares at any time in whole, or from time to time in part, on or before the thirtieth day following the date of the Final Prospectus, by written notice from the Representatives to the Company.  Such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised and the date and time when the Option Shares are to be delivered and paid for, which may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing Date or later than the tenth full business day after the date of such notice.  If any such notice is provided subsequent to the Closing Date, such notice shall be given at least two business days prior to the date and time of delivery specified therein.  Following delivery of an exercise notice:

(i)  The Company may, in its sole discretion, within one business day after such notice is given, execute and deliver to the Forward Seller an additional letter agreement substantially in the form attached hereto as Schedule F between the Company and the Forward Counterparty (an “Additional Forward Sale Agreement”) providing for the forward sale by the Company, subject to the Company’s right to elect Cash Settlement (as such term is defined in the Additional Forward Sale Agreement), of a number of shares of Common Stock equal to the aggregate number of Option Shares being purchased pursuant to the such exercise of such option.  Upon the Company’s execution and delivery to the Forward Purchaser of the Additional Forward Sale Agreement, the Forward Purchaser shall promptly execute and deliver the Additional Forward Sale Agreement to the Company, and upon such execution and delivery to the Company, on the basis of the representations and warranties contained herein, and subject to the conditions stated herein, each of the Forward Seller and the Company (with respect to any Company Top-Up Option Shares), severally and not jointly, hereby agrees to sell to the several Underwriters such Option Shares at the Option Purchase Price.

(ii)  If the Company does not timely execute and deliver the Additional Forward Sale Agreement pursuant to clause (i) above, then on the basis of the representations and warranties contained in this Agreement, and subject to the terms and conditions stated herein, the Company hereby agrees to sell to the several Underwriters the aggregate number of Option Shares with respect to which the option is being exercised at the Option Purchase Price.

On the relevant Additional Closing Date, each Underwriter agrees, severally and not jointly, on the basis of the representations and warranties herein contained, and subject to the terms and conditions stated herein, to purchase from the Company or the Forward Seller, as applicable, at the Option Purchase Price, the number of Option Shares which bears the same ratio to the aggregate number of Option Shares being purchased as the number of Underwritten Shares set forth opposite the name of such Underwriter in Schedule A hereto (or such number increased as set forth in Section 9 hereof) bears to the aggregate number of Underwritten Shares being purchased pursuant to the terms hereof, subject, however, to such adjustments to eliminate any fractional Shares as the Representatives in their sole discretion shall make.

(c)  Reduction of Borrowed Underwritten Shares.  If all of the conditions to effectiveness set forth in Section 3 of the Forward Sale Agreement are not satisfied on or prior to the Closing Date, the Forward Seller, in its sole discretion, may elect not to borrow and deliver for sale to the Underwriters, the Borrowed Underwritten Shares.  In addition, in the event that (i) the Forward Seller is unable to borrow and deliver for sale under this Agreement all of the Borrowed Underwritten Shares, (ii) in the Forward Seller’s commercially reasonable judgment, it is impracticable to borrow and deliver for sale under this Agreement all of the Borrowed Underwritten Shares, or (iii) in the Forward Seller’s commercially reasonable judgment, it would incur a stock loan cost in excess of a rate equal to 70 basis points per annum to borrow and deliver for sale under this Agreement all of the Borrowed Underwritten Shares, then, in each case, the Forward Seller shall only be required to deliver for sale to the Underwriters on the Closing Date the aggregate number of shares of Common Stock that the Forward Seller is able to so borrow at or below such cost.

(d)  Reduction of Borrowed Option Shares.  If the Company has entered into an Additional Forward Sale Agreement with the Forward Purchaser pursuant to Section 3(b)(i) hereof, and (i) any of the representations and warranties of the Company contained in Section 2.A hereof or any certificate delivered pursuant hereto is not true and correct in all material respects as of the relevant Additional Closing Date, (ii) the Company has not performed all of the additional obligations required to be performed by it under this Agreement on or prior to the relevant Additional Closing Date, (iii) any of the conditions set forth in Section 7 hereof has not been satisfied on or prior to the relevant Additional Closing Date, or (iv) all of the conditions to effectiveness set forth in Section 3 of the Additional Forward Sale Agreement are not satisfied on or prior to the relevant Additional Closing Date (clauses (i) to (iv), together, the “Option Conditions”), then the Forward Seller, in its sole discretion, may elect not to borrow and deliver for sale to the Underwriters on the relevant Additional Closing Date the Borrowed Option Shares.  In addition, in the event that (A) the Forward Seller is unable to borrow and deliver for sale under this Agreement all of the Borrowed Option Shares, (B) in the Forward Seller’s commercially reasonable judgment, it is impracticable to borrow and deliver for sale under this Agreement all of the Borrowed Option Shares, or (C) in the Forward Seller’s commercially reasonable judgment, it would incur a stock loan cost of in excess of a rate equal to 70 basis points per annum to borrow and deliver for sale under this Agreement all of the Borrowed Option Shares, then, in each case, the Forward Seller shall only be required to deliver for sale to the Underwriters on the relevant Additional Closing Date the aggregate number of shares of Common Stock that the Forward Seller is able to so borrow at or below such cost.

(e)  Notification of Reduction of Borrowed Shares.  If (i) the Forward Seller elects, pursuant to Section 3(c) hereof, not to borrow and deliver for sale to the Underwriters on the Closing Date the total number of Borrowed Underwritten Shares, or (ii) the Forward Purchaser has entered into the Additional Forward Sale Agreement with the Company pursuant to Section 3(b)(i) hereof and the Forward Seller elects, pursuant to Section 3(d) hereof, not to borrow and deliver for sale to the Underwriters on the relevant Additional Closing Date the total number of Borrowed Option Shares for such Additional Closing Date, the Forward Seller will use its commercially reasonable efforts to notify the Company no later than 5:00 p.m., New York City time, on the first business day prior to the Closing Date or such Additional Closing Date, as the case may be.

(f)  Delivery and Payment.  The Forward Seller and the Company (with respect to the Company Top-Up Underwritten Shares, if any), will deliver the Underwritten Shares to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives against payment of the Purchase Price by the Underwriters in Federal (same day) funds by wire transfer to an account at a bank acceptable to J.P. Morgan or the Company (with respect to any Company Top-Up Underwritten Shares) drawn to the order of the Forward Seller or the Company (with respect to the Company Top-Up Underwritten Shares, if any) at the office of Cravath, Swaine & Moore LLP, 825 Eighth Avenue, New York, NY 10019-7416 at 9:00 a.m., New York time, on November 17, 2010, or at such other time not later than seven full business days thereafter as J.P. Morgan, the Forward Seller and the Company determine.  The Forward Seller and the Company (with respect to the Company Option Shares and any Company Top-Up Option Shares), will deliver the Option Shares to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives against payment of the Option Purchase Price by the Underwriters in Federal (same day) funds by wire transfer to an account at a bank acceptable to J.P. Morgan or the Company (with respect to any Company Option Shares or any Company Top-Up Option Shares) drawn to the order of the Forward Seller or the Company (with respect to any Company Option Shares and any Company Top-Up Option Shares) on the date and at the time and place specified by the Representatives in the written notice of the Underwriters’ election to purchase such Option Shares.  The time and date of such payment for the Underwritten Shares is hereinafter referred to as the “Closing Date” and the time and date for such payment for the Option Shares, if other than the Closing Date, is hereinafter referred to as an “Additional Closing Date”.  For purposes of Rule 15c6-1 under the Exchange Act, the Closing Date or any Additional Closing Date, as the case may be, (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Shares sold pursuant to the offering.  The Shares so to be delivered or evidence of their issuance will be made available for checking at the above office of Cravath, Swaine & Moore LLP at least 24 hours prior to the Closing Date or the relevant Additional Closing Date, as the case may be.

(g)  Company Acknowledgments.  The Company acknowledges and agrees that the Underwriters, the Forward Purchaser and the Forward Seller are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of the Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person.  Additionally, none of the Underwriters, the Forward Purchaser and the Forward Seller is advising the Company or any other person as to any legal, tax, accounting or regulatory matters in any jurisdiction.  The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and none of the Underwriters, the Forward Purchaser and the Forward Seller shall have any responsibility or liability to the Company with respect thereto.  Any review by the Underwriters, the Forward Purchaser or the Forward Seller of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters, the Forward Purchaser or the Forward Seller, as the case may be, and shall not be on behalf of the Company.

4.  Offering by Underwriters.  It is understood that the several Underwriters propose to offer the Shares for sale to the public as set forth in the Final Prospectus.

5.  Certain Agreements of the Company.  The Company agrees with the several Underwriters, the Forward Purchaser and the Forward Seller that:

(a)  Filing of Prospectuses.  The Company has filed or will file each Statutory Prospectus (including the Final Prospectus) pursuant to and in accordance with Rule 424(b)(2) (or, if applicable and consented to by J.P. Morgan, the Forward Purchaser and the Forward Seller, subparagraph (5), such consent not to be unreasonably withheld or delayed) not later than the second business day following the earlier of the date it is first used or the execution and delivery of this Agreement.  The Company has complied and will comply with Rule 433.

(b)  Filing of Amendments; Response to Commission Requests.  The Company will promptly advise J.P. Morgan, the Forward Purchaser and the Forward Seller of any proposal to amend or supplement the Registration Statement or any Statutory Prospectus at any time and will offer J.P. Morgan, the Forward Purchaser and the Forward Seller a reasonable opportunity to comment on any such amendment or supplement; and the Company will also advise J.P. Morgan, the Forward Purchaser and the Forward Seller promptly of (i) the filing of any such amendment or supplement, (ii) any request by the Commission or its staff for any amendment to the Registration Statement, for any supplement to any Statutory Prospectus or for any additional information, (iii) the institution by the Commission of any stop order proceedings in respect of the Registration Statement or the threatening of any proceeding for that purpose, and (iv) the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares in any jurisdiction or the institution or threatening of any proceedings for such purpose.  The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(c)  Continued Compliance with Securities Laws.  If, at any time when a prospectus relating to the Shares is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by any Underwriter or any dealer any event occurs as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Final Prospectus to comply with the Act, the Company will promptly notify J.P. Morgan, the Forward Purchaser and the Forward Seller of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriters, the Forward Purchaser and the Forward Seller and the dealers and any other dealers upon request of J.P. Morgan, the Forward Purchaser or the Forward Seller, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance.  Neither the consent of J.P. Morgan, the Forward Purchaser nor the Forward Seller to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof.

(d)  Rule 158.  As soon as practicable, but not later than 16 months, after the date of this Agreement, the Company will make generally available to its securityholders and the Representatives, the Forward Purchaser and the Forward Seller an earnings statement covering a period of at least 12 months beginning after the date of this Agreement and satisfying the provisions of Section 11(a) of the Act and Rule 158.

(e)  Furnishing of Prospectuses.  The Company will furnish to the Representatives, the Forward Purchaser and the Forward Seller copies of the Registration Statement, including all exhibits, any Statutory Prospectus, the Final Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as J.P. Morgan, the Forward Purchaser or the Forward Seller, as applicable, reasonably requests.  The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

(f)  Blue Sky Qualifications.  The Company will arrange for the qualification of the Shares for sale and the determination of their eligibility for investment under the laws of such jurisdictions as J.P. Morgan reasonably designates and will continue such qualifications in effect so long as required for the distribution; provided that, in connection therewith, the Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to a general consent to service of process in any such jurisdiction.

(g)  Reporting Requirements.  Until the fifth anniversary of the Closing Date, the Company will furnish to the Representatives, the Forward Purchaser and the Forward Seller and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Representatives, the Forward Purchaser and the Forward Seller (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as J.P. Morgan, the Forward Purchaser or the Forward Seller may reasonably request.  However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”), it is not required to furnish such reports or statements to the Representatives, the Underwriters, the Forward Purchaser or the Forward Seller.

(h)  Payment of Expenses.  The Company will pay all expenses incident to the performance of its obligations under the Transaction Documents, including but not limited (i) to any filing fees and other expenses (including fees and disbursements of counsel to the Underwriters, the Forward Purchaser and the Forward Seller) incurred in connection with qualification of the Shares for sale under the laws of such jurisdictions as J.P. Morgan reasonably designates and the preparation and printing of memoranda relating thereto, (ii) costs and expenses relating to investor presentations or any “road show” in connection with the offering and sale of the Shares including, without limitation, any travel expenses of the Company’s officers and employees and any other expenses of the Company including the chartering of airplanes (but excluding any separately-incurred travel expenses of employees and representatives of the Representatives and the Underwriters), (iii) any fees and expenses incident to listing any of any Company Shares and any shares issuable pursuant to the Forward Sale Agreement or any Additional Forward Sale Agreement on the Exchange, American Stock Exchange, NASDAQ Stock Market and other national and foreign exchanges, (iv) any fees and expenses in connection with the registration of the Shares under the Exchange Act, (v) any expenses incurred in distributing preliminary prospectuses and the Final Prospectus (including any amendments and supplements thereto) to the Underwriters, the Forward Purchaser and the Forward Seller, and (vi) for expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors.

(i)  Use of Proceeds.  The Company will use the net proceeds, if any, received upon settlement of the Forward Sale Agreement and any Additional Forward Sale Agreement, and from the sale of the Company Shares, if any, pursuant to this Agreement, in each case in the manner described in the “Use of Proceeds” section of the General Disclosure Package and, except as disclosed in the General Disclosure Package, the Company does not intend to use any of the proceeds from the sale of the Shares hereunder to repay any outstanding debt owed to any affiliate of any Underwriter.

(j)  Absence of Manipulation.  The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Shares.

(k)  Restriction on Sale of Securities.  The Company will not (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any shares of Stock or securities convertible into or exchangeable or exercisable for any shares of Stock, or publicly disclose the intention to make any offer, sale pledge, disposition or filing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Stock or such other securities, in cash or otherwise, without the prior written consent of J.P. Morgan, the Forward Purchaser and the Forward Seller for a period beginning on the date hereof and ending 90 days after the Closing Date (the “Lock-Up Period”), other than (A) any Company Shares issued and sold pursuant to the terms hereof, (B) any shares of Common Stock issued and delivered pursuant to the Forward Sale Agreement or any Additional Forward Sale Agreement, (C) any shares of Common Stock of the Company issued upon the exercise of options previously granted or delivered upon the lapsing of restrictions on restricted stock units under the Company’s omnibus incentive plan, (D) grants of restricted stock, performance shares and phantom stock pursuant to the Company’s omnibus incentive plan, (E) offers and sales of Common Stock pursuant to the Company’s dividend reinvestment and direct stock purchase plan, retirement savings plan and non-qualified deferred compensation plan and (F) the filing of any registration statement under the Act on Form S-8 or Form S-3 with respect to any such plan.  Notwithstanding the foregoing, if (1) during the last 17 days of the 90-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period, the restrictions described above shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

(l)  Exchange Listing.  The Company will use its best efforts to list on the Exchange, upon issuance by the Company, (i) the Company Shares (if any) to be issued and sold by the Company hereunder, and (ii) the shares of Common Stock (if any) to be issued to the Forward Purchaser pursuant to the Forward Sale Agreement and any Additional Forward Sale Agreement, whether pursuant to Physical Settlement (as defined in the Forward Sale Agreement or Additional Forward Sale Agreement, as applicable), as a result of an Acceleration Event (as defined in such agreement) or otherwise.

6.  Free Writing Prospectuses.  Issuer Free Writing Prospectuses.  The Company represents and agrees that, unless it obtains the prior consent of J.P. Morgan, the Forward Purchaser and the Forward Seller, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company, J.P. Morgan, the Forward Purchaser and the Forward Seller, it has not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus”, as defined in Rule 405, required to be filed with the Commission.  Any such free writing prospectus consented to by the Company, J.P. Morgan, the Forward Purchaser and the Forward Seller is hereinafter referred to as a “Permitted Free Writing Prospectus”.  The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus”, as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.

7.  Conditions of the Obligations of the Underwriters and the Forward Seller.  The obligations of the several Underwriters to purchase and pay for the Underwritten Shares on the Closing Date or the Option Shares on an Additional Closing Date, as the case may be, and the obligations of the Forward Seller to deliver and sell the Borrowed Underwritten Shares on the Closing Date or the Borrowed Option Shares on an Additional Closing Date, as the case may be, to the Underwriters, in each case shall be subject to the accuracy of the representations and warranties of the Company herein (as though made on the Closing Date or the relevant Additional Closing Date, as the case may be), to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a)  Accountants’ Comfort Letter.  The Representatives shall have received letters, dated, respectively, the date hereof and the Closing Date or the relevant Additional Closing Date, as the case may be, of Deloitte & Touche LLP confirming that they are a registered public accounting firm and independent public accountants within the meaning of the Securities Laws and substantially in the form of Schedule C hereto (except that, in any letter dated the Closing Date or the relevant Additional Closing Date, as the case may be, the specified date referred to in Schedule C hereto shall be a date no more than three days prior to the Closing Date or the relevant Additional Closing Date, as the case may be).

(b)  Reserve Report Confirmation Letter.  The Representatives, the Forward Purchaser and the Forward Seller shall have received letters, dated, respectively, the date hereof and the Closing Date or the relevant Additional Closing Date, as the case may be, of Cawley, Gillespie & Associates, Inc., containing statements and information with respect to the estimated oil and gas reserves of the Company and its subsidiaries and substantially in the form of Schedule D hereto.

(c)  Filing of Prospectus.  The Final Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof.  No stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company, any Underwriter, the Forward Purchaser or the Forward Seller, shall be contemplated by the Commission.

(d)  No Material Adverse Change.  Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole which, in the judgment of J.P. Morgan, the Forward Purchaser or the Forward Seller, is material and adverse and makes it impractical or inadvisable to market the Shares; (ii) any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g)), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of J.P. Morgan, the Forward Purchaser or the Forward Seller, impractical to market or to enforce contracts for the sale of the Shares, whether in the primary market or in respect of dealings in the secondary market; (iv) any suspension or material limitation of trading in securities generally on the Exchange, or any setting of minimum or maximum prices for trading on such exchange; (v) or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by any U.S. Federal or New York authorities; (vii) any major disruption of settlements of securities, payment or clearance services in the United States or any other country where such securities are listed or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of J.P. Morgan, the Forward Purchaser or the Forward Seller, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market the Shares or to enforce contracts for the sale of the Shares.

(e)  Opinion of Counsel for Company.  The Representatives, the Forward Purchaser and the Forward Seller shall have received an opinion, dated the Closing Date or the relevant Additional Closing Date, as the case may be, of Conner & Winters, LLP, special counsel for the Company, to the effect that:

(i)  Capitalization; Shares.  The capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the General Disclosure Package and the Final Prospectus.  The Company Shares (if any) delivered by the Company to the Underwriters on the Closing Date or the Additional Closing Date, as the case may be, will conform to the descriptions thereof in the Registration Statement, the General Disclosure Package and the Final Prospectus.

(ii)  Investment Company Act.  The Company is not and, after giving effect to (i) the issuance (in the case of any Company Shares) and sale of the Shares pursuant to this Agreement, and the application of the proceeds, if any, from the sale of such Company Shares to the Underwriters, and (ii) the issuance and sale of the shares of Common Stock (if any) upon settlement of the Forward Sale Agreement and any Additional Forward Sale Agreement and the application of the proceeds, if any, from the sale of such shares of Common Stock, in each case, as described in the General Disclosure Package, will not be an “investment company” as defined in the Investment Company Act.

(iii)  Absence of Further Requirements.  No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required in connection with (i) the execution or delivery of the Transaction Documents or consummation of the transactions contemplated thereby, (ii) the issuance (in the case of any Company Shares) and sale of the Shares pursuant to this Agreement, or (iii)  the issuance, sale and delivery of any shares of Common Stock pursuant to the Forward Sale Agreement and any Additional Forward Sale Agreement, in each case, except such as have been obtained or made and such as may be required under state securities laws, the Energy Policy Act or the Federal Power Act.

(iv)  Absence of Defaults and Conflicts Resulting from Transaction.  The execution, delivery and performance of each of the Transaction Documents, the issuance (in the case of any Company Shares) and sale of the Shares pursuant to this Agreement, the issuance, sale and delivery of any shares of Common Stock pursuant to the Forward Sale Agreement and any Additional Forward Sale Agreement, the consummation of the transactions contemplated by the Transaction Documents, and compliance with the terms and provisions of the Transaction Documents, will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to (A) the charter or by-laws of the Company, (B) any statute, rule, regulation or, to such counsel’s knowledge, order of any governmental agency or body or any court having jurisdiction over the Company or any of its subsidiaries or any of their properties (other than the Energy Policy Act or the Federal Power Act or any rule, regulation or order of any governmental agency or body relating to the Energy Policy Act or the Federal Power Act or any court having jurisdiction over the Company or any subsidiary of the Company or any of their properties in a proceeding relating to the Energy Policy Act or the Federal Power Act), except in the case of this clause (B) for such breaches, violations, defaults or impositions as would not, individually or in the aggregate, have a Material Adverse Effect, or (C) any agreement or instrument filed as an exhibit to the Registration Statement or as an exhibit to any document incorporated by reference in the Registration Statement (it being understood that such counsel’s opinion under this clause (C) need not extend to compliance with any financial ratio or any limitation in any contractual restriction expressed as a dollar (or other currency) amount).

(v)  Compliance with Registration Requirements; Effectiveness.  The Registration Statement has become effective under the Act, the Final Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion on the date specified therein, and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act; the statements (A) under the headings “Description of Senior Debt Securities”, “Description of Subordinated Debt Securities”, “Description of Capital Stock”, “Description of Warrants”, “Description of Purchase Contracts”, “Description of Units”, “Material United States Federal Income Tax Considerations” and “Underwriting” in the Registration Statement, General Disclosure Package and Final Prospectus and (B) in Item 15 of the Registration Statement, in each case, of legal matters, agreements, documents or proceedings are accurate and fair summaries thereof in all material respects and present the information required to be shown; and such counsel do not know of any legal or governmental proceedings required to be described in the Registration Statement or the Final Prospectus which are not described as required or of any contracts or documents of a character required to be described in the Registration Statement or the Final Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required.

(vi)  Absence of Existing Defaults and Conflicts.  To such counsel’s knowledge, the Company is not in violation of its charter or by-laws and, to such counsel’s knowledge, no default (or event which, with the giving of notice or lapse of time would be a default) has occurred in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration Statement or the General Disclosure Package or filed or incorporated by reference as an exhibit to the Registration Statement.

(vii)  Accurate Disclosure.  The Registration Statement, as of the Effective Time relating to the Shares, and the Final Prospectus, as of the date of this Agreement, and each amendment or supplement thereto, as of its issue date, complied as to form in all material respects with the requirements of the Act and the Rules and Regulations (it being understood that such counsel need express no opinion as to the content of the financial statements or the other financial data or assessments of or reports on the effectiveness of internal control over financial reporting contained in the Registration Statement, the General Disclosure Package and the Final Prospectus).

(viii)  Enforceability of Other Transaction Documents.  Each of the Forward Sale Agreement and each Additional Forward Sale Agreement, if any, constitutes a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by the Enforceability Exceptions and except that such counsel need express no opinion as to the enforceability of rights to indemnification and contribution provided therein.

In addition, such counsel shall state that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent registered public accountants of the Company, and representatives of the Underwriters at which the contents of the Registration Statement, the General Disclosure Package and the Final Prospectus were discussed and, although such counsel is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the General Disclosure Package or the Final Prospectus (except and to the extent stated in subparagraph (v) of this Section 7(e)), on the basis of the foregoing, nothing has come to the attention of such counsel that causes them to believe that (A) any part of the Registration Statement, as of the Effective Time relating to the Shares, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading; (B) the Final Prospectus, as of the date of this Agreement or as of the Closing Date or the relevant Additional Closing Date, as the case may be, or any amendment or supplement thereto, as of its issue date or as of the Closing Date or the relevant Additional Closing Date, as the case may be, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (C) the General Disclosure Package, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no comment or belief as to the content of the financial statements or the other financial data or assessments of or reports on the effectiveness of internal control over financial reporting contained in the Registration Statement, the General Disclosure Package and the Final Prospectus).

(f)  Opinion of General Counsel to the Company.  The Representatives, the Forward Purchaser and the Forward Seller shall have received an opinion, dated the Closing Date or the relevant Additional Closing Date, as the case may be, of Steven J. Helmers, Esq., General Counsel to the Company, to the effect that:

(i)  Good Standing of the Company.  The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of South Dakota, with corporate power and authority to own its properties and conduct its business as described in the General Disclosure Package; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, result in a Material Adverse Effect;

(ii)  Significant Subsidiaries.  Each subsidiary of the Company listed on Schedule E hereto (each, a “Significant Subsidiary”) has been duly incorporated or organized, as the case may be, and is existing and in good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package; and each Significant Subsidiary is duly qualified to do business as a foreign corporation, limited partnership, general partnership or limited liability company, as the case may be, in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, result in a Material Adverse Effect; all of the issued and outstanding capital stock or partnership or limited liability company interests, as the case may be, of each Significant Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable; and, except with respect to Black Hills Wyoming, LLC, the capital stock or partnership or limited liability company interests, as the case may be, of each Significant Subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects;

(iii)  Capitalization; The Shares.  The Company has an authorized capitalization as set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus under the heading “Capitalization”; all the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; and all the outstanding shares of capital stock or other equity interests of each subsidiary owned, directly or indirectly, by the Company have been duly and validly authorized and issued and are fully paid and non-assessable.  The Company Shares (if any) to be issued and sold by the Company to the Underwriters hereunder have been duly authorized and, when issued and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable; and the issuance of such Company Shares is not subject to any pre-emptive or similar rights.  The maximum number of shares of Common Stock deliverable to the Forward Purchaser pursuant to the Forward Sale Agreement and any Additional Forward Sale Agreement, whether pursuant to Physical Settlement (as defined in the Forward Sale Agreement or Additional Forward Sale Agreement, as applicable), as a result of an Acceleration Event (as defined in such agreement) or otherwise, have been duly authorized and reserved for issuance and, when issued and delivered by the Company to the Forward Purchaser pursuant to the Forward Sale Agreement or Additional Forward Sale Agreement, as applicable, against payment of any consideration required to be paid by the Forward Purchaser pursuant to the terms of the Forward Sale Agreement or Additional Forward Sale Agreement, as applicable, will be duly authorized, duly and validly issued, fully paid and non-assessable; and the issuance thereof is not subject to any pre-emptive or similar rights.

(iv)  Due Authorization.  The Company has full corporate power and authority to execute and deliver each Transaction Document and to perform its obligations thereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of each Transaction Document and the consummation by it of the transactions contemplated thereby has been duly and validly taken.

(v)  Authorization of Agreement.  This Agreement has been duly authorized, executed and delivered by the Company.

(vi)  Authorization of Other Transaction Documents.  Each of the Forward Sale Agreement and each Additional Forward Sale Agreement, if any, has been duly authorized, executed and delivered by the Company.

(vii)  Authorization of Shares.  The Company has full corporate power and authority to authorize, issue and sell the Company Shares (if any) as contemplated by this Agreement and the shares of Common Stock (if any) deliverable to the Forward Purchaser pursuant to the Forward Sale Agreement and each Additional Forward Sale Agreement, if any.

(viii)  Registration Rights.  Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings known to such General Counsel between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act;

(ix)  Possession of Licenses.  Except with respect to FERC approval for the Company’s subsidiary, Enserco Energy Inc., to engage in power marketing, as disclosed in the General Disclosure Package, to such General Counsel’s knowledge, the Company and each of its subsidiaries possess adequate Licenses issued by appropriate governmental agencies or bodies necessary to conduct the business as now operated by them as described in the General Disclosure Package and, except as described in the General Disclosure Package, such General Counsel is not aware of the receipt of any notice of proceedings relating to the revocation or modification of any such License that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(x)  Environmental Laws.  To such General Counsel’s knowledge, except as disclosed in the General Disclosure Package, the Company and each subsidiary of the Company (A) is in compliance with any and all applicable environmental laws, (B) has received all permits, licenses and other approvals required of it under applicable environmental laws to conduct its business and (C) is in compliance with all terms and conditions of each such permit, license and approval, except where such noncompliance with environmental laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, have a Material Adverse Effect.

(xi)  Absence of Further Requirements.  No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required under South Dakota law, the Energy Policy Act or the Federal Power Act for the consummation of the transactions contemplated by this Agreement in connection with the issuance and sale of the Shares by the Company, except such as have been obtained and such as may be required under state securities laws.

(xii)  Absence of Defaults and Conflicts Resulting from Transaction.  The execution, delivery and performance of each of the Transaction Documents, the issuance (in the case of any Company Shares) and sale of the Shares pursuant to this Agreement, the issuance, sale and delivery of any shares of Common Stock pursuant to the Forward Sale Agreement and any Additional Forward Sale Agreement, the consummation of the transactions contemplated by the Transaction Documents, and compliance with the terms and provisions of the Transaction Documents, will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to (A) the Energy Policy Act or the Federal Power Act or any rule, regulation or, to such General Counsel’s knowledge, order of any governmental agency or body relating to the Energy Policy Act or the Federal Power Act or any court having jurisdiction over the Company or any subsidiary of the Company or any of their properties in a proceeding relating to the Energy Policy Act or the Federal Power Act or (B) any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties of the Company or any of its subsidiaries is subject, except in the case of this clause (B) for such breaches, violations, defaults or impositions as would not, individually or in the aggregate, have a Material Adverse Effect (it being understood that such counsel’s opinion under this clause (B) need not extend to compliance with any financial ratio or any limitation in any contractual restriction expressed as a dollar (or other currency) amount).

(xiii)  Accurate Disclosure.  The descriptions under the headings or subheadings “Risk Factors”, “Business and Properties”, “Black Hills Corporation” and “About Black Hills Corporation” in the Registration Statement, the General Disclosure Package and the Final Prospectus of statutes, legal and governmental proceedings and contracts and other documents are accurate in all material respects and fairly present the information required to be shown (it being understood that such General Counsel need express no opinion as to the content of the financial statements or the other financial data or assessments of or reports on the effectiveness of internal control over financial reporting contained in the Registration Statement, the General Disclosure Package and the Final Prospectus).

In addition, such General Counsel shall state that such General Counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent registered public accountants of the Company, and representatives of the Underwriters at which the contents of the Registration Statement, the General Disclosure Package and the Final Prospectus were discussed and, although such General Counsel is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the General Disclosure Package or the Final Prospectus (except and to the extent stated in subparagraph (xiii) of this Section 7(f)), on the basis of the foregoing, nothing has come to the attention of such General Counsel that causes him to believe that (A) any part of the Registration Statement, as of the Effective Time relating to the Shares, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading; (B) the Final Prospectus, as of the date of this Agreement or as of the Closing Date or the relevant Additional Closing Date, as the case may be, or any amendment or supplement thereto, as of its issue date or as of the Closing Date or the relevant Additional Closing Date, as the case may be, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (C) the General Disclosure Package, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such General Counsel need express no comment or belief as to the content of the financial statements or the other financial data or assessments of or reports on the effectiveness of internal control over financial reporting contained in the Registration Statement, the General Disclosure Package and the Final Prospectus).

(g)  Opinion of Counsel for Underwriters.  The Representatives, the Forward Purchaser and the Forward Seller shall have received from Cravath, Swaine & Moore LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date or the relevant Additional Closing Date, as the case may be, with respect to such matters as the Representatives, the Forward Purchaser and the Forward Seller may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.  In rendering such opinion, Cravath, Swaine & Moore LLP may rely as to the incorporation of the Company and all other matters governed by South Dakota law upon the opinion of Steven J. Helmers, Esq., General Counsel to the Company, referred to above.

(h)  Officers’ Certificate.  The Representatives, the Forward Purchaser and the Forward Seller shall have received a certificate, dated the Closing Date or the relevant Additional Closing Date, as the case may be, of an executive officer of the Company and a principal financial or accounting officer of the Company in which such officers shall state that:  the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the relevant Additional Closing Date, as the case may be; no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of their knowledge and after reasonable investigation, are contemplated by the Commission; and, subsequent to the date of the most recent financial statements in the General Disclosure Package, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business or properties of the Company and its subsidiaries taken as a whole except as set forth in or contemplated by the General Disclosure Package or as described in such certificate.

(i)  Exchange Listing.  The Company Shares (if any) to be issued and sold by the Company hereunder on the Closing Date or the relevant Additional Closing Date, and the shares of Common Stock (if any) deliverable to the Forward Purchaser pursuant to the Forward Sale Agreement and any Additional Forward Sale Agreement, whether pursuant to Physical Settlement (as defined in the Forward Sale Agreement or Additional Forward Sale Agreement, as applicable), as a result of an Acceleration Event (as defined in such agreement) or otherwise, in each case, shall have been approved for listing on the Exchange, subject to official notice of issuance.

The Company will furnish the Representatives, the Forward Purchaser and the Forward Seller with such conformed copies of such opinions, certificates, letters and documents as the Representatives, the Forward Purchaser or the Forward Seller reasonably request.  J.P. Morgan may in its sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder.

8.  Indemnification and Contribution.  (a)  Indemnification of Underwriters, Forward Purchaser and Forward Seller.  The Company will indemnify and hold harmless each Underwriter, the Forward Purchaser and the Forward Seller, each of their respective partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Underwriter, Forward Purchaser or Forward Seller within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, a “Company Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Company Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Company Indemnified Party for any legal or other expenses reasonably incurred by such Company Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Company Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter, through the Representatives, specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below.

(b)  Indemnification of Company, Forward Purchaser and Forward Seller.  Each Underwriter will severally and not jointly indemnify and hold harmless the Company, each of the Company’s directors and each of the Company’s officers who signs a Registration Statement, the Forward Purchaser, the Forward Seller, each of the directors and officers of the Forward Purchaser and the Forward Seller, and each person, if any, who controls the Company, the Forward Purchaser or the Forward Seller within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Underwriter Indemnified Party”), against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below.

(c)  Information Provided by the Underwriters.  The Underwriters severally confirm that the following information in the Final Prospectus constitutes the only information concerning the Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for use in the Registration Statement, any Statutory Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus:  the concession figure appearing under the caption “Underwriting—Underwriting Discounts and Commissions”, the information contained under the caption “Underwriting—Price Stabilization and Short Positions” and the information in the Prospectus contained under the caption “Underwriting—Conflicts of Interest”.

(d)  Actions against Parties; Notification.  Promptly after receipt by a Company Indemnified Party or an Underwriter Indemnified Party (each an “Indemnified Party”) under this Section of notice of the commencement of any action, such Indemnified Party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above (the “Indemnifying Party”), notify the Indemnifying Party of the commencement thereof; but the failure to notify the Indemnifying Party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the Indemnifying Party shall not relieve it from any liability that it may have to an Indemnified Party otherwise than under subsection (a) or (b) above.  In case any such action is brought against any Indemnified Party and it notifies the Indemnifying Party of the commencement thereof, the Indemnifying Party will be entitled to participate therein and, to the extent that it may wish, jointly with any other Indemnifying Party similarly notified, to assume the defense thereof, with counsel satisfactory to such Indemnified Party (who shall not, except with the consent of the Indemnified Party, be counsel to the indemnifying party), and after notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense thereof, the Indemnifying Party will not be liable to such Indemnified Party under this Section for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation.  No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened action in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party unless such settlement (i) includes an unconditional release of such Indemnified Party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an Indemnified Party.

(e)  Contribution.  If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an Indemnified Party under subsection (a) or (b) above, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Indemnifying Party on the one hand and the Indemnified Party on the other from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Indemnifying Party on the one hand and the Indemnified Party on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations.  The relative benefits received by the Company (which benefits shall include the proceeds to be received by the Company pursuant to the Forward Sale Agreement and any Additional Forward Sale Agreement, assuming, in each case, Physical Settlement (as defined therein) on the Effective Date (as defined therein)), the Underwriters and the Forward Seller shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares (before deducting expenses) received by the Company (which benefits shall include the proceeds to be received by the Company pursuant to the Forward Sale Agreement and any Additional Forward Sale Agreement, assuming, in each case, Physical Settlement (as defined therein) on the Effective Date (as defined therein)), the total underwriting discounts and commissions received by the Underwriters, and, in the case of the Forward Seller, the Spread (as defined in the Forward Sale Agreement and any Additional Forward Sale Agreement, as applicable) deducted from the Forward Price (as defined in such agreement), net of any costs associated therewith, as reasonably determined by the Forward Seller, bear to the aggregate offering price for the offering of the Shares.  The relative fault of the Indemnified Person, on the one hand, and the Indemnifying Person, on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnified Person or the Indemnifying Person and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any action or claim which is the subject of this subsection (e).  Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and in no event shall the Forward Seller be required to contribute any amount in excess of the Spread deducted from the Forward Price under the Forward Sale Agreement or any Additional Forward Sale Agreement, as the case may be, net of any costs associated therewith, as reasonably determined by the Forward Seller.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.  The Company, the Underwriters, the Forward Purchaser and the Forward Seller agree that it would not be just and equitable if contribution pursuant to this Section 8(e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(e).

9.  Default of Underwriters.  If any Underwriter or Underwriters default in their obligations to purchase Shares hereunder on the Closing Date or any Additional Closing Date, as the case may be, and the aggregate number of Shares that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of Shares that the Underwriters are obligated to purchase on the Closing Date or the relevant Additional Closing Date, as the case may be, J.P. Morgan and the Forward Seller may make arrangements satisfactory to the Company for the purchase of such Shares by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date or the relevant Additional Closing Date, as the case may be, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Shares that such defaulting Underwriters agreed but failed to purchase on the Closing Date or the relevant Additional Closing Date, as the case may be.  If any Underwriter or Underwriters so default and the aggregate number of Shares with respect to which such default or defaults occur exceeds 10% of the total number of Shares that the Underwriters are obligated to purchase on the Closing Date or the relevant Additional Closing Date, as the case may be, and arrangements satisfactory to J.P. Morgan, the Forward Seller and the Company for the purchase of such Shares by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 11.  As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

10.  Issuance and Sale by the Company.

(a)  Company Top-Up Shares.  In the event that (i) all of the conditions to effectiveness set forth in Section 3 of the Forward Sale Agreement are not satisfied on or prior to the Closing Date or, in respect of any Additional Forward Sale Agreement to be entered into pursuant to Section 3(b)(i) hereof, all the Option

Conditions are not satisfied on or prior to the relevant Additional Closing Date, as the case may be, and the Forward Seller elects, pursuant to Section 3(c) or Section 3(d) hereof, as the case may be, not to deliver and sell to the Underwriters the Borrowed Underwritten Shares or the Borrowed Option Shares, as applicable, (ii) the Forward Seller is unable to borrow and deliver for sale under this Agreement all of the Borrowed Underwritten Shares or Borrowed Option Shares, as applicable, (iii) in the Forward Seller’s commercially reasonable judgment, it is impracticable to borrow and deliver for sale under this Agreement all of the Borrowed Underwritten Shares or Borrowed Option Shares, as applicable, or (iv) in the Forward Seller’s commercially reasonable judgment, it would incur a stock loan cost in excess of a rate equal to 70 basis points per annum to borrow and deliver for sale under this Agreement all of the Borrowed Underwritten Shares or Borrowed Option Shares, as applicable, then, in each case, the Company shall issue and sell to the Underwriters, pursuant to Section 3 hereof, in whole but not in part, an aggregate number of shares of Common Stock equal to the number of Borrower Underwritten Shares or Borrowed Option Shares, as the case may be, that the Forward Seller does not so deliver and sell to the Underwriters.  In connection with any such issuance and sale by the Company, the Company or the Representatives shall have the right to postpone the Closing Date or the relevant Additional Closing Date, as the case may be, for a period not exceeding one business day in order to effect any required changes in any documents or arrangements.  The shares of Common Stock sold by the Company to the Underwriters pursuant to this Section 10(a) in lieu of Borrowed Underwritten Shares are referred to herein as the “Company Top-Up Underwritten Shares,” and the shares of Common Stock sold by the Company to the Underwriters pursuant to this Section 10(a) in lieu of Borrowed Option Shares are referred to herein as the “Company Top-Up Option Shares.”

(b)  Exclusion of Liability.  Neither the Forward Purchaser nor the Forward Seller shall have any liability whatsoever for any Borrowed Shares that the Forward Seller does not deliver and sell to the Underwriters or any other party if (i) all of the conditions to effectiveness set forth in Section 3 of the Forward Sale Agreement are not satisfied on or prior to the Closing Date or, in respect of any Additional Forward Sale Agreement to be entered into pursuant to Section 3(b)(i) hereof, all the Option Conditions are not satisfied on or prior to the relevant Additional Closing Date, as the case may be, and the Forward Seller elects, pursuant to Section 3(c) or Section 3(d) hereof, as the case may be, not to deliver and sell to the Underwriters the Borrowed Underwritten Shares or the Borrowed Option Shares, as applicable, (ii) the Forward Seller is unable to borrow and deliver for sale under this Agreement all of the Borrowed Underwritten Shares or Borrowed Option Shares, as applicable, (iii) in the Forward Seller’s commercially reasonable judgment, it is impracticable to borrow and deliver for sale under this Agreement all of the Borrowed Underwritten Shares or Borrowed Option Shares, as applicable, or (iv) in the Forward Seller’s commercially reasonable judgment, it would incur a stock loan cost in excess of a rate equal to 70 basis points per annum to borrow and deliver for sale under this Agreement all of the Borrowed Underwritten Shares or Borrowed Option Shares, as applicable.

11.  Survival of Certain Representations and Obligations.  The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters and the Forward Seller set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any termination of this Agreement, the Forward Sale Agreement or any Additional Forward Sale Agreement or any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Forward Seller, the Forward Purchaser, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Shares.  If the purchase of the Shares by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9 hereof or the occurrence of any event specified in clause (iii), (iv), (vi), (vii) or (viii) of Section 7(d), the Company will reimburse the Underwriters, the Forward Purchaser and the Forward Seller for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Shares, and the respective obligations of the Company and the Underwriters pursuant to Section 8 hereof shall remain in effect.  In addition, if any Shares have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect.

12.  Notices.  All communications hereunder will be in writing and, if sent to the Underwriters, the Forward Purchaser or the Forward Seller will be mailed, delivered or telegraphed and confirmed to the Representatives c/o J.P. Morgan Securities LLC, 383 Madison Avenue, New York, NY 10179 (fax: (212) 622-8385), Attention:  Equity Syndicate Desk, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 625 Ninth Street, Rapid City, SD 57701, Attention:  Steven J. Helmers, Esq., General Counsel; provided, however, that any notice to an Underwriter pursuant to Section 8 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

13.  Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder.  No purchaser of Shares from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

14.  Representation of Underwriters.  The Representatives will act for the several Underwriters in connection with this financing, and any action under this Agreement taken by the Representatives jointly or by J.P. Morgan will be binding upon all the Underwriters.

15.  Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

16.  Absence of Fiduciary Relationship.  The Company acknowledges and agrees that:

(a)           No Other Relationship.  Each Representative has been retained solely to act as an underwriter in connection with the sale of Shares and that no fiduciary, advisory or agency relationship between the Company and any Representative has been created in respect of any of the transactions contemplated by this Agreement or the Final Prospectus, irrespective of whether any Representative has advised or is advising the Company on other matters;

(b)           Arms’ Length Negotiations.  The price of the Shares set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Representatives and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)           Absence of Obligation to Disclose.  The Company has been advised that each Representative and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that none of the Representatives has any obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d)           Waiver.  The Company waives, to the fullest extent permitted by law, any claims it may have against any Representative for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that none of the Representatives shall have any liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

17.  Applicable Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.  The Company irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

If the foregoing is in accordance with the Representatives’ understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

Very truly yours,

BLACK HILLS CORPORATION

by

/s/ Anthony S. Cleberg
Name:	Anthony S. Cleberg
Title:	Executive Vice President & CFO

J.P. MORGAN SECURITIES LLC
Acting as agent for the Forward Seller

by

/s/ Geoffrey Paul
Name:	Geoffrey Paul
Title:	Vice President

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

J.P. MORGAN SECURITIES LLC

by

/s/ Geoffrey Paul
Name:	Geoffrey Paul
Title:	Vice President

BMO CAPITAL MARKETS CORP.

by

/s/ Tod Benton
Name:	Tod Benton
Title:	Managing Director

RBC CAPITAL MARKETS, LLC

by

/s/ Lance Tupper
Name:	Lance Tupper
Title:	Managing Director

CREDIT SUISSE SECURITIES (USA) LLC

by

/s/ Jason Satsky
Name:	Jason Satsky
Title:	Director

Acting on behalf of itself and as the Representatives of the several Underwriters listed in Schedule A hereto.

J.P. MORGAN SECURITIES LLC

Acting as agent for JPMorgan Chase Bank, National Association in its capacity as the Forward Purchaser.

by

/s/ Geoffrey Paul
Name:	Geoffrey Paul
Title:	Vice President

SCHEDULE A

Underwriter	Total Number of Underwritten Shares	Maximum Number of Option Shares

J.P. Morgan Securities LLC	1,080,000	162,000
BMO Capital Markets Corp.	960,000	144,000
RBC Capital Markets, LLC	960,000	144,000
Credit Suisse Securities (USA) LLC	400,000	60,000
Credit Agricole Securities (USA) Inc.	100,000	15,000
D.A. Davidson & Co.	100,000	15,000
Mitsubishi UFJ Securities (USA), Inc.	100,000	15,000
Piper Jaffray & Co.	100,000	15,000
RBS Securities Inc.	100,000	15,000
Scotia Capital (USA) Inc.	100,000	15,000

Total	4,000,000	600,000

SCHEDULE B

SCHEDULE B-1

General Use Issuer Free Writing Prospectuses (included in the General Disclosure Package)

“General Use Issuer Free Writing Prospectus” includes each of the following documents:

None.

SCHEDULE B-2

Other Information Included in the General Disclosure Package

The following information is also included in the General Disclosure Package:

None.

SCHEDULE B-3

Limited Use Issuer Free Writing Prospectuses

“Limited Use Issuer Free Writing Prospectus” includes each of the following documents:

Investor Presentation, dated November 9, 2010.

SCHEDULE C

(Form of D&T letter)

SCHEDULE D

(Form of Cawley, Gillespie & Associates, Inc., letter)

SCHEDULE E

(“Significant Subsidiaries”)

Black Hills Electric Generation, LLC

Black Hills Exploration and Production, Inc.

Black Hills Non-Regulated Holdings, LLC

Black Hills Power, Inc.

Black Hills Service Company, LLC

Black Hills Utility Holdings, Inc.

Black Hills Wyoming, LLC

Black Hills/Colorado Electric Utility Company, LP

Black Hills/Colorado Gas Utility Company, LP

Back Hills/Colorado IPP, LLC

Black Hills/Colorado Utility Company, LLC

Black Hills/Colorado Utility Company II, LLC

Black Hills/Iowa Gas Utility Company, LLC

Black Hills/Kansas Gas Utility Company, LLC

Black Hills/Nebraska Gas Utility Company, LLC

Cheyenne Light, Fuel and Power Company

Enserco Energy Inc.

Wyodak Resources Development Corp.

SCHEDULE F

(Form of Additional Forward Sale Agreement)

November [•], 2010

To:                             Black Hills Corporation

625 Ninth Street

Rapid City, South Dakota  57701

From:               JPMorgan Chase Bank, National Association
125 London Wall
London EC2Y 5AJ
England

From:     J.P. Morgan Securities LLC,

Solely as Agent
tel: (212) 622-5270

fax: (212) 622-0105

(a)

Dear Sirs,

The purpose of this letter agreement (this “Confirmation”) is to confirm the terms and conditions of the transaction entered into between us on the Trade Date specified below (the “Transaction”).  This Confirmation constitutes a “Confirmation” as referred to in the ISDA Master Agreement specified below.

1.                                      The definitions and provisions contained in the 2000 ISDA Definitions (the “2000 Definitions”) and the 2002 ISDA Equity Derivatives Definitions (the “2002 Definitions” and, together with the 2000 Definitions, the “Definitions”), each as published by the International Swaps and Derivatives Association, Inc., are incorporated into this Confirmation.  In the event of any inconsistency between the 2002 Definitions and the 2000 Definitions, the 2002 Definitions will govern.  In the event of any inconsistency between the Definitions and this Confirmation, this Confirmation will govern.

This Confirmation evidences a complete and binding agreement between Party A and Party B as to the terms of the Transaction to which this Confirmation relates. This Confirmation shall supplement, form a part of, and be subject to an agreement in the form of the 2002 ISDA Master Agreement (the “Agreement”) as if Party A and Party B had executed an agreement in such form on the Trade Date (but without any Schedule except for the election of the laws of the State of New York as the governing law). In the event of any inconsistency between provisions of that Agreement and this Confirmation, this Confirmation will prevail for the purpose of the Transaction to which this Confirmation relates. The parties hereby agree that no Transaction other than the Transaction to which this Confirmation relates shall be governed by the Agreement.  For purposes of the 2002 Definitions, the Transaction is a Share Forward Transaction.

Party A and Party B each represents to the other that it has entered into this Transaction in reliance upon such tax, accounting, regulatory, legal, and financial advice as it deems necessary and not upon any view expressed by the other.

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2.                                      The terms of the particular Transaction to which this Confirmation relates are as follows:

General Terms:

Party A:	JPMorgan Chase Bank, National Association, London Branch

Party B:	Black Hills Corporation

Trade Date:	[The date on which this Confirmation is executed.]

Effective Date:	[The Additional Closing Date (as such term is defined in the Underwriting Agreement).]

Base Amount:

Initially, [the Number of Borrowed Option Shares (as such term is defined in the Underwriting Agreement)] Shares. On each Settlement Date, the Base Amount shall be reduced by the number of Settlement Shares for such Settlement Date.

Maturity Date:	The earlier of (i) November 10, 2011 (or, if such date is not a Scheduled Trading Day, the next following Scheduled Trading Day), and (ii) the date the Base Amount is reduced to zero.

Forward Price:

On the Effective Date, the Initial Forward Price, and on any other day, the Forward Price as of the immediately preceding calendar day multiplied by the sum of (i) 1 and (ii) the Daily Rate for such day; provided that on each Forward Price Reduction Date (including, for the avoidance of doubt, any Forward Price Reduction Date occurring from the Trade Date to a date on or before the Effective Date), the Forward Price in effect on such date shall be the Forward Price otherwise in effect on such date, minus the Forward Price Reduction Amount for such Forward Price Reduction Date.

Initial Forward Price:	USD $[the Option Purchase Price (as such term is defined in the Underwriting Agreement)] per Share.

Daily Rate:	For any day, (i)(A) USD-Federal Funds Rate for such day, minus (B) the Spread, divided by (ii) 365.

USD-Federal Funds Rate

For any day, the rate set forth for such day opposite the caption “Federal funds”, as such rate is displayed on the page “FedsOpen <Index> <GO>“ on the BLOOMBERG Professional Service, or any successor page; provided that if no rate appears for any day on such page, the rate for the immediately preceding day for which a rate appears shall be used for such day.

Spread:	70 basis points

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Forward Price Reduction Date:	[November 15, 2010,](1) February 11, 2011, May 16, 2011, August 16, 2011, November 15, 2011, and February 14, 2012.

Forward Price Reduction
Amount:	For each Forward Price Reduction Date, the Forward Price Reduction Amount set forth opposite such date on Schedule I.

Shares:	Common Stock, $1.00 par value per share, of Party B (also referred to herein as the “Issuer”) (Exchange identifier: “BKH”).

Exchange:	New York Stock Exchange.

Related Exchange(s):	All Exchanges.

Clearance System:	DTC.

Calculation Agent:	JPMorgan Chase Bank, National Association.

Settlement Terms:

Settlement Date:

Any Scheduled Trading Day following the Effective Date and up to and including the Maturity Date, as designated by (a) Party A pursuant to “Termination Settlement” below or (b) Party B in a written notice (a “Settlement Notice”) that satisfies the Settlement Notice Requirements and is delivered to Party A at least (i) three Scheduled Trading Days prior to such Settlement Date, which may be the Maturity Date, if Physical Settlement applies, and (ii) 60 Scheduled Trading Days prior to such Settlement Date, which may be the Maturity Date, if Cash Settlement or Net Share Settlement applies; provided that (i) the Maturity Date shall be a Settlement Date if on such date the Base Amount is greater than zero and (ii) if Cash Settlement or Net Share Settlement applies and Party A shall have fully unwound its hedge during an Unwind Period by a date that is more than three Scheduled Trading Days prior to a Settlement Date specified above, Party A may, by written notice to Party B, specify any Scheduled Trading Day prior to such originally specified Settlement Date as the Settlement Date.

Settlement Shares:

With respect to any Settlement Date, a number of Shares, not to exceed the Base Amount, designated as such by Party B in the related Settlement Notice or by Party A pursuant to “Termination Settlement” below; provided that on the Maturity Date the

(1)  Delete if the Trade Date for this Confirmation is on or after November 15, 2010.

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number of Settlement Shares shall be equal to the Base Amount on such date.

Settlement:

Physical Settlement, Cash Settlement or Net Share Settlement, at the election of Party B as set forth in a Settlement Notice that satisfies the Settlement Notice Requirements; provided that Physical Settlement shall apply (i) if no Settlement Method is validly selected, (ii) with respect to any Settlement Shares in respect of which Party A is unable, in its commercially reasonable judgment, to unwind its hedge by the end of the Unwind Period in a manner that, in the commercially reasonable judgment of Party A, is consistent with the requirements for qualifying for the safe harbor provided by Rule 10b-18 under the Exchange Act or due to the lack of sufficient liquidity in the Shares on any Exchange Business Day during the Unwind Period and (iii) to any Termination Settlement Date (as defined below under “Termination Settlement”).

Settlement Notice
Requirements:

Notwithstanding any other provision hereof, a Settlement Notice delivered by Party B that specifies Cash Settlement or Net Share Settlement will not be effective to establish a Settlement Date or require Cash Settlement or Net Share Settlement unless Party B delivers to Party A with such Settlement Notice a representation signed by Party B substantially in the following form: “As of the date of this Settlement Notice, Party B is not aware of any material nonpublic information concerning itself or the Shares, and is designating the date contained herein as a Settlement Date and, if applicable, is electing Cash Settlement or Net Share Settlement, in each case, in good faith and not as part of a plan or scheme to evade compliance with the federal securities laws.”

Unwind Period:

Each Exchange Business Day that is not a Suspension Day during the period from and including the first Exchange Business Day following the date Party B validly elects Cash Settlement or Net Share Settlement in respect of a Settlement Date through the third Scheduled Trading Day preceding such Settlement Date (or the immediately preceding Exchange Business Day if such Scheduled Trading Day is not an Exchange Business Day); subject to “Termination Settlement” below.

The parties hereto acknowledge and agree that they have entered into a substantially identical forward transaction with respect to 4,000,000 Shares pursuant to a confirmation dated as of November 10, 2010 (the “Base Confirmation”). Party A and Party B agree that if Party B designates a Settlement Date under the Base Confirmation and for which Cash Settlement or

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Net Share Settlement is applicable, and the resulting Unwind Period under the Base Confirmation coincides for any period of time with an Unwind Period for the Transaction (the “Matching Unwind Period”), then the Unwind Period under this Confirmation shall not commence (or, if the Unwind Period under this Confirmation has already commenced, such Unwind Period shall be suspended) until the Exchange Business Day immediately following the later of (i) the date Party A actually completes the unwind of its hedge with respect to the Base Confirmation in connection with the designation of such Settlement Date under the Base Confirmation, and (ii) the date the Matching Unwind Period ends.

If any Exchange Business Day during an Unwind Period is a Disrupted Day, the Calculation Agent shall make commercially reasonable adjustments to the terms of the Transaction (including, without limitation, the Cash Settlement Amount and the 10b-18 VWAP) to account for the occurrence of such Disrupted Day.

Suspension Day:

Any Exchange Business Day on which Party A determines based on the advice of counsel that Cash Settlement may violate applicable securities laws. Party A shall notify Party B if it receives such advice from its counsel.

Market Disruption Event:

Section 6.3(a)(ii) of the 2002 Definitions is hereby amended by replacing clause (ii) in its entirety with “(ii) an Exchange Disruption, or” and inserting immediately following clause (iii) the phrase “; in each case that the Calculation Agent determines is material.”

Exchange Act:	The Securities Exchange Act of 1934, as amended from time to time.

Physical Settlement:

On any Settlement Date in respect of which Physical Settlement applies, Party B shall deliver to Party A through the Clearance System the Settlement Shares for such Settlement Date, and Party A shall deliver to Party B, by wire transfer of immediately available funds to an account designated by Party B, an amount in cash equal to the Physical Settlement Amount for such Settlement Date, on a delivery versus payment basis. If, on any Settlement Date, the Shares to be delivered by Party B to Party A hereunder are not so delivered (the “Deferred Shares”), and a Forward Price Reduction Date occurs during the period from, and including, such Settlement Date to, but excluding, the date such Shares are actually delivered to Party A, then the portion of the Physical Settlement Amount payable by Party A to Party B in

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respect of the Deferred Shares shall be reduced by an amount equal to the Forward Price Reduction Amount for such Forward Price Reduction Date, multiplied by the number of Deferred Shares. For the avoidance of doubt, no Forward Price Reduction Amount for a Forward Price Reduction Date shall be applied to reduce the Forward Price more than once.

Physical Settlement Amount:

For any Settlement Date in respect of which Physical Settlement applies, an amount in cash equal to the product of (i) the Forward Price on such Settlement Date and (ii) the number of Settlement Shares for such Settlement Date.

Cash Settlement:

On any Settlement Date in respect of which Cash Settlement applies, if the Cash Settlement Amount for such Settlement Date is a positive number, Party A will pay such Cash Settlement Amount to Party B. If the Cash Settlement Amount is a negative number, Party B will pay the absolute value of such Cash Settlement Amount to Party A. Such amounts shall be paid on the Settlement Date.

Cash Settlement Amount:

For any Settlement Date in respect of which Cash Settlement applies, an amount determined by the Calculation Agent equal to the difference between (1) the product of (i) (A) the average Forward Price over the applicable Unwind Period (calculated assuming no reduction to the Forward Price for any Forward Price Reduction Date that occurs during the Unwind Period, except as set forth in clause (2) below) minus (B) the average of the 10b-18 VWAP prices per Share on each Exchange Business Day during such Unwind Period, and (ii) the number of Settlement Shares for such Settlement Date, and (2) the product of (i) the Forward Price Reduction Amount for any Forward Price Reduction Date that occurs during such Unwind Period, and (ii) the number of Settlement Shares with respect to which Party A has not unwound its hedge as of such Forward Price Reduction Date.

Net Share Settlement:

On any Settlement Date in respect of which Net Share Settlement applies, if the number of Net Share Settlement Shares is a (i) negative number, Party A shall deliver a number of Shares to Party B equal to the absolute value of the Net Share Settlement Shares, or (ii) positive number, Party B shall deliver to Party A the Net Share Settlement Shares; provided that if Party A determines in its good faith judgment that it would be required to deliver Net Share Settlement Shares to Party B, Party A may elect to deliver a portion of such Net Share Settlement Shares on one or more dates prior to the applicable Settlement Date.

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Net Share Settlement Shares:

For any Settlement Date in respect of which Net Share Settlement applies, a number of Shares equal to (a) the number of Settlement Shares for such Settlement Date minus (b) the number of Shares Party A actually purchases during the Unwind Period for a total purchase price equal to the difference between (1) the product of (i) the average Forward Price during the applicable Unwind Period (calculated assuming no reduction to the Forward Price for any Forward Price Reduction Date that occurs during the Unwind Period, except as set forth in clause (2) below) and (ii) the number of Settlement Shares for such Settlement Date, and (2) the product of (i) the Forward Price Reduction Amount for any Forward Price Reduction Date that occurs during such Unwind Period, and (ii) the number of Shares with respect to which Party A has not unwound its hedge as of such Forward Price Reduction Date.

10b-18 VWAP:

For any Exchange Business Day during the Unwind Period which is not a Suspension Day, the volume-weighted average price at which the Shares trade as reported in the composite transactions for the Exchange on such Exchange Business Day, excluding (i) trades that do not settle regular way, (ii) opening (regular way) reported trades on the Exchange on such Exchange Business Day, (iii) trades that occur in the last ten minutes before the scheduled close of trading on the Exchange on such Exchange Business Day and ten minutes before the scheduled close of the primary trading session in the market where the trade is effected, and (iv) trades on such Exchange Business Day that do not satisfy the requirements of Rule 10b-18(b)(3), as determined in good faith by the Calculation Agent. Party B acknowledges that Party A may refer to the Bloomberg Page “BKH <Equity> AQR SEC” (or any successor thereto), in its discretion, for such Exchange Business Day to determine the 10b-18 VWAP.

Settlement Currency:	USD.

Failure to Deliver:	Inapplicable.

Adjustments:

Method of Adjustment:

Calculation Agent Adjustment; notwithstanding anything in the 2002 Definitions to the contrary, the Calculation Agent may make an adjustment pursuant to Calculation Agent Adjustment to any one or more of the Base Amount, the Forward Price and any other variable relevant to the settlement or payment terms of the Transaction.

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Additional Adjustment:

If, in Party A’s commercially reasonable judgment, the actual cost to Party A, over any one month period, of borrowing a number of Shares equal to the Base Amount to hedge its exposure to the Transaction exceeds a weighted average rate equal to 70 basis points per annum, the Calculation Agent shall reduce the Forward Price in order to compensate Party A for the amount by which such cost exceeded a weighted average rate equal to 70 basis points per annum during such period. The Calculation Agent shall notify Party B prior to making any such adjustment to the Forward Price and, upon the request of Party B, Party A shall provide an itemized list of its stock loan costs for the applicable one month period.

Extraordinary Events:

In lieu of the applicable provisions contained in Article 12 of the 2002 Definitions, the consequences of any applicable Extraordinary Event (including, for the avoidance of doubt, any Nationalization, Insolvency, Delisting, or Change In Law), shall be as specified below under the headings “Acceleration Events” and “Termination Settlement.”

Account Details:

Payments to Party A:	To be advised under separate cover or telephone confirmed prior to each Settlement Date.

Payments to Party B:	To be advised under separate cover or telephone confirmed prior to each Settlement Date.

Delivery of Shares to Party A:	To be advised.

Delivery of Shares to Party B:	To be advised.

3.             Other Provisions:

Conditions to Effectiveness:

The effectiveness of this Confirmation on the Effective Date shall be subject to (i) the condition that the representations and warranties of Party B contained in the Underwriting Agreement dated November 10, 2010 among Party B and J.P. Morgan Securities LLC as Representative of the Several Underwriters (the “Underwriting Agreement”) and any certificate delivered pursuant thereto by Party B are true and correct on the Effective Date as if made as of the Effective Date, (ii) the condition that Party B have performed all of the obligations required to be performed by it under the Underwriting Agreement on or prior to the Effective Date, (iii) the condition that Party B have delivered to Party A opinion of counsel dated as of the Trade Date with respect to matters set forth in Section 3(a) of the Agreement, (iv) the satisfaction of all of the conditions set forth in Section 7 of the Underwriting Agreement and (v) the condition that neither of the following has occurred (A) in Party A’s commercially reasonable judgment, Party A (or its affiliate) is unable to borrow and deliver for sale a number of Shares equal to the Base Amount, or (B) in Party A’s commercially reasonable judgment, either (I) it is impracticable for Party A (or its affiliate) to borrow and deliver for sale a number of Shares equal to the Base Amount or (II) Party A (or its affiliate) would incur a stock loan cost of more than a rate equal to 70 basis points per annum to borrow and

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deliver for sale a number of Shares equal to the Base Amount (in which event this Confirmation shall be effective but the Base Amount for this Transaction shall be the number of Shares an affiliate of Party A is required to deliver in accordance with Section 3(d) of the Underwriting Agreement).

Representations and Agreements of Party B:

Party B (i) has such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of entering into this Transaction; (ii) has consulted with its own legal, financial, accounting and tax advisors in connection with this Transaction; and (iii) is entering into this Transaction for a bona fide business purpose.

Party B is not and has not been the subject of any civil proceeding of a judicial or administrative body of competent jurisdiction that could reasonably be expected to impair materially Party B’s ability to perform its obligations hereunder.

Party B will by the next succeeding New York Business Day notify Party A upon obtaining knowledge of the occurrence of any event that would constitute an Event of Default, a Potential Event of Default or a Potential Adjustment Event.

Additional Representations, Warranties and Agreements of Party B:  Party B hereby represents and warrants to, and agrees with, Party A as of the date hereof that:

(a)         Any Shares, when issued and delivered in accordance with the terms of the Transaction, will be duly authorized and validly issued, fully paid and nonassessable, and the issuance thereof will not be subject to any preemptive or similar rights.

(b)         Party B has reserved and will keep available at all times, free from preemptive rights, out of its authorized but unissued Shares, solely for the purpose of issuance upon settlement of the Transaction as herein provided, the full number of Shares as shall be issuable at such time upon settlement of the Transaction.  All Shares so issuable shall, upon such issuance, be accepted for listing or quotation on the Exchange.

(c)          Party B agrees to provide Party A at least 30 days’ written notice (an “Issuer Repurchase Notice”) prior to executing any repurchase of Shares by Party B or any of its subsidiaries (or entering into any contract that would require, or give the option to, Party B or any of its subsidiaries, to purchase or repurchase Shares), whether out of profits or capital or whether the consideration for such repurchase is cash, securities or otherwise (an “Issuer Repurchase”), that alone or in the aggregate would result in the Base Amount Percentage (as defined below) being greater by 0.5% or more than the Base Amount Percentage at the time of the immediately preceding Issuer Repurchase Notice (or in the case of the first such Issuer Repurchase Notice, greater than the Base Amount Percentage as of the later of the date hereof or the immediately preceding Settlement Date, if any).  The “Base Amount Percentage” as of any day is the fraction (1) the numerator of which is the Base Amount, plus the “Base Amount,” as such term is defined in the Base Confirmation, and (2) the denominator of which is the number of Shares outstanding on such day.

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(d)         No filing with, or approval, authorization, consent, license registration, qualification, order or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the execution, delivery and performance by Party B of this Confirmation and the consummation of the Transaction (including, without limitation, the issuance and delivery of Shares on any Settlement Date) except (i) such as have been obtained under the Securities Act of 1933, as amended (the “Securities Act”), (ii) as may be required to be obtained under state securities laws, and (iii) such filings pursuant to Rule 424 under the Securities Act and on Current Report on Form 8-K as may be required in connection with the Transaction and the transactions contemplated by the Underwriting Agreement.  Party B agrees to make the filings described in clause (iii) to the extent required by, and within the timeframes set forth in, the Securities Act and the Exchange Act and the rules promulgated thereunder.

(e)          Party B agrees not to make any Issuer Repurchase if, immediately following such Issuer Repurchase, the Base Amount Percentage would be equal to or greater than 12.5%.

(f)           Party B is not insolvent, nor will Party B be rendered insolvent as a result of this Transaction.

(g)          Neither Party B nor any of its affiliates shall take or refrain from taking any action (including, without limitation, any direct purchases by Party B or any of its affiliates or any purchases by a party to a derivative transaction with Party B or any of its affiliates), either under this Confirmation, under an agreement with another party or otherwise, that might cause any purchases of Shares by Party A or any of its affiliates in connection with any Cash Settlement or Net Share Settlement of this Transaction not to meet the requirements of the safe harbor provided by Rule 10b-18 under the Exchange Act if such purchases were made by Party B.

(h)         Party B will not engage in any “distribution” (as defined in Regulation M under the Exchange Act (“Regulation M”)) that would cause a “restricted period” (as defined in Regulation M) to occur during any Unwind Period.

(i)             Party B is an “eligible contract participant” (as such term is defined in Section 1a(12) of the Commodity Exchange Act, as amended).

(j)            In addition to any other requirements set forth herein, Party B agrees not to elect Cash Settlement or Net Share Settlement if, in the commercially reasonable judgment of either Party A or Party B, such settlement or Party A’s related market activity would result in a violation of the U.S. federal securities laws or any other federal or state law or regulation applicable to Party B.

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Covenant of Party B:

The parties acknowledge and agree that any Shares delivered by Party B to Party A on any Settlement Date will be newly issued Shares and when delivered by Party A (or an affiliate of Party A) to securities lenders from whom Party A (or an affiliate of Party A) borrowed Shares in connection with hedging its exposure to the Transaction will be freely saleable without further registration or other restrictions under the Securities Act, in the hands of those securities lenders, irrespective of whether such stock loan is effected by Party A or an affiliate of Party A; provided that such Shares may be subject to resale restrictions if the status of any such securities lender would cause any such resale restrictions to apply by virtue of its share ownership in Party B, status as an “affiliate” of Party B or otherwise.  Accordingly, Party B agrees that the Shares that it delivers to Party A on each Settlement Date will not bear a restrictive legend and that such Shares will be deposited in, and the delivery thereof shall be effected through the facilities of, the Clearance System.

Covenants of Party A:

(a)          Unless the provisions set forth below under “Private Placement Procedures” shall be applicable, Party A shall use any Shares delivered by Party B to Party A on any Settlement Date to return to securities lenders to close out open Share loans created by Party A or an affiliate of Party A in the course of Party A’s or such affiliate’s hedging activities related to Party A’s exposure under this Confirmation.

(b)         In connection with bids and purchases of Shares in connection with any Cash Settlement or Net Share Settlement of this Transaction, Party A shall use its commercially reasonable efforts to conduct its activities, or cause its affiliates to conduct their activities, in a manner consistent with the requirements of the safe harbor provided by Rule 10b-18 under the Exchange Act, as if such provisions were applicable to such purchases.

Insolvency Filing:

Notwithstanding anything to the contrary herein, in the Agreement or in the Definitions, upon any Insolvency Filing in respect of the Issuer, the Transaction shall automatically terminate on the date thereof without further liability of either party to this Confirmation to the other party (except for any liability in respect of any breach of representation or covenant by a party under this Confirmation prior to the date of such Insolvency Filing).

The parties hereto agree and acknowledge that (1) at any point prior to any Insolvency Filing in respect of the Issuer, Party B shall have the unilateral right to elect Physical Settlement of this Transaction pursuant to the provisions set forth above under the heading “Settlement Terms”; and (2) this Transaction shall automatically terminate on the date of any Insolvency Filing pursuant to the provisions set forth in the immediately preceding paragraph solely to the extent that Party B failed to elect Physical Settlement of this Transaction pursuant to the provisions set forth above under the heading “Settlement Terms” prior to the relevant Insolvency Filing.

Extraordinary Dividends:

If an ex-dividend date for an Extraordinary Dividend occurs on or after the Trade Date and on or prior to the Maturity Date (or, if later, the last date on which Shares are delivered by Party B to Party A in settlement of the Transaction), Party B shall pay an amount, as determined by the Calculation Agent, in cash equal to the product of (a) such Extraordinary Dividend, and (b) the Base Amount on such ex-dividend date (in the case of any such ex-dividend date that occurs during an Unwind Period, subject to reduction

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by the Calculation Agent by a number of Shares equal to the number of Settlement Shares relating to such Unwind Period for which Party A has unwound its hedge) to Party A on the earlier of (i) the date on which such Extraordinary Dividend is paid by the Issuer to holders of record of the Shares or (ii) the Maturity Date.  “Extraordinary Dividend” means the per Share amount of any cash dividend or distribution declared by the Issuer with respect to the Shares that is specified by the board of directors of the Issuer as an “extraordinary” dividend.

Acceleration Events:

The following events shall each constitute an “Acceleration Event”:

(a)          Stock Borrow Events.  In the commercially reasonable judgment of Party A (i) Party A (or its affiliate) is unable to hedge Party A’s exposure to the Transaction because (A) of the lack of sufficient Shares being made available for Share borrowing by lenders, or (B) Party A (or its affiliate) would incur a cost to borrow Shares to hedge its exposure to the Transaction that is greater than a rate equal to 200 basis points per annum (each, a “Stock Borrow Event”);

(b)         Dividends and Other Distributions.  On any day occurring after the Trade Date and prior to the Maturity Date Party B declares a distribution, issue or dividend to existing holders of the Shares of (i) any cash dividend (other than an Extraordinary Dividend) to the extent all cash dividends having (excluding Extraordinary Dividends) an ex-dividend date during the period from and including any Forward Price Reduction Date (with the Trade Date being a Forward Price Reduction Date for purposes of this clause (b) only) to but excluding the next subsequent Forward Price Reduction Date exceeds, on a per Share basis, the Forward Price Reduction Amount set forth opposite the first date of any such period on Schedule I (and, for the avoidance of doubt, the actual declaration date, as opposed to the ex-dividend date, of any cash dividend shall not be used for purposes of determining the appropriate period to which a Forward Price Reduction Amount relates) or (ii) share capital or securities of another issuer acquired or owned (directly or indirectly) by Party B as a result of a spin-off or other similar transaction or (iii) any other type of securities (other than Shares), rights or warrants or other assets, for payment (cash or other consideration) at less than the prevailing market price as determined by Party A; provided, however, to the extent the declaration of a distribution, issue or dividend contemplated by this clause (b) would also be considered to be the type of event to which Calculation Agent Adjustment would apply as specified under “Adjustments—Method of Adjustment” above, the provisions of this clause (b) will apply and Calculation Agent Adjustment shall not apply;

(c)          ISDA Early Termination Date.  Either Party A or Party B has the right to designate an Early Termination Date pursuant to Section 6 of the Agreement;

(d)         Other ISDA Events.  The announcement of any event that if consummated, would result in an Extraordinary Event (and, for the avoidance of doubt, no Additional Disruption Event shall be applicable with respect to the definition of Extraordinary Event contained in the 2002 Definitions) or the occurrence of any Change in Law or a Delisting; provided that in case of a Delisting, in addition to the provisions of Section 12.6(a)(iii) of the 2002 Definitions, it will also constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market (or their respective successors); and provided further that the definition of “Change in Law” provided in Section 12.9(a)(ii) of the Equity Definitions is hereby amended by (i) immediately preceding the words “a party to such Transaction” in the

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fifth line of such Section, adding the following language “or (C) due to the effectiveness or implementation of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010,” (ii) replacing the phrase “the interpretation” in the third line thereof with the phrase “or public announcement of the formal or informal interpretation,” and (iii) immediately following the word “Transaction” in clause (X) thereof, adding the phrase “in the manner contemplated by Party A on the Trade Date”; or

(e)          Ownership Event.  In the commercially reasonable judgment of Party A, on any day, the Share Amount for such day exceeds the Post-Effective Limit for such day (if any applies) (each, an “Ownership Event”).

For purposes of clause (e) above, the “Share Amount” as of any day is the number of Shares that Party A and any person whose ownership position would be aggregated with that of Party A (Party A or any such person, a “Party A Person”) under any law, rule, regulation or regulatory order that for any reason becomes applicable to ownership of Shares after the Trade Date (“Applicable Laws”), owns, beneficially owns, constructively owns, controls, holds the power to vote or otherwise meets a relevant definition of ownership of under the Applicable Laws, as determined by Party A in its reasonable discretion. The “Post-Effective Limit” means (x) the minimum number of Shares that would give rise to reporting or registration obligations or other requirements (including obtaining prior approval from any person or entity) of a Party A Person, or would result in an adverse effect on a Party A Person, under the Applicable Laws, as determined by Party A in its reasonable discretion, minus (y) 1% of the number of Shares outstanding.

Party A represents and warrants to and agrees with Party B that (i) Party A does not know on the Trade Date of any event or circumstance which will cause the Share Amount to exceed the Post Effective Limit on any day during the term of this Transaction and (ii) Party A will not knowingly cause the Share Amount to exceed the Post-Effective Limit on any day during the term of this Transaction for the sole purpose of causing the occurrence of an Acceleration Event.

Termination Settlement:

Upon the occurrence of any Acceleration Event, Party A shall have the right to designate, upon at least three Scheduled Trading Days’ notice (or, in the case of any Acceleration Event arising out of a Stock Borrow Event, upon at least two Scheduled Trading Days’ notice), any Scheduled Trading Day following such occurrence to be a Settlement Date hereunder (a “Termination Settlement Date”) to which Physical Settlement shall apply, and to select the number of Settlement Shares relating to such Termination Settlement Date; provided that (i) in the case of an Acceleration Event arising out of an Ownership Event, the number of Settlement Shares so designated by Party A shall not exceed the number of Shares necessary to reduce the Share Amount to the Post-Effective Limit and (ii) in the case of an Acceleration Event arising out of a Stock Borrow Event the number of Settlement Shares so designated by Party A shall not exceed the number of Shares as to which such Stock Borrow Event exists.  If, upon designation of a Termination Settlement Date by Party A pursuant to the preceding sentence, Party B fails to deliver the Settlement Shares relating to such Termination Settlement Date when due or otherwise fails to perform obligations within its control in respect of this Transaction, it shall be an Event of Default with respect to Party B and Section 6 of the Agreement shall apply.  If an Acceleration Event occurs during an Unwind Period relating to a number of Settlement Shares to which Cash Settlement or Net Share Settlement applies, then on the Termination Settlement Date relating to such Acceleration Event, notwithstanding any election to the contrary by Party B, Cash Settlement or Net Share Settlement shall apply to the portion of the Settlement Shares relating to such Unwind Period as to which Party A has unwound its hedge and Physical Settlement shall apply in respect of (x) the

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remainder (if any) of such Settlement Shares and (y) the Settlement Shares designated by Party A in respect of such Termination Settlement Date.

Private Placement Procedures

If Party B is unable to comply with the provisions of “Covenant of Party B” above because of a change in law or a change in the policy of the Securities and Exchange Commission or its staff, or Party A otherwise determines that in its reasonable opinion any Settlement Shares to be delivered to Party A by Party B may not be freely returned by Party A or its affiliates to securities lenders as described under “Covenant of Party B” above, then delivery of any such Settlement Shares (the “Restricted Shares”) shall be effected pursuant to Annex A hereto, unless waived by Party A.

Rule 10b5-1:

It is the intent of Party A and Party B that following any election of Cash Settlement or Net Share Settlement by Party B, the purchase of Shares by Party A during any Unwind Period comply with the requirements of Rule 10b5-1(c)(1)(i)(B) of the Exchange Act and that this Confirmation shall be interpreted to comply with the requirements of Rule 10b5-1(c).

Party B acknowledges that (i) during any Unwind Period Party B does not have, and shall not attempt to exercise, any influence over how, when or whether to effect purchases of Shares by Party A (or its agent or affiliate) in connection with this Confirmation and (ii) Party B is entering into the Agreement and this Confirmation in good faith and not as part of a plan or scheme to evade compliance with federal securities laws including, without limitation, Rule 10b-5 promulgated under the Exchange Act.

Party B hereby agrees with Party A that during any Unwind Period Party B shall not communicate, directly or indirectly, any Material Non-Public Information (as defined herein) to any EDG Personnel (as defined below).  For purposes of this Transaction, “Material Non-Public Information” means information relating to Party B or the Shares that (a) has not been widely disseminated by wire service, in one or more newspapers of general circulation, by communication from Party B to its shareholders or in a press release, or contained in a public filing made by Party B with the Securities and Exchange Commission and (b) a reasonable investor might consider to be of importance in making an investment decision to buy, sell or hold Shares.  For the avoidance of doubt and solely by way of illustration, information should be presumed “material” if it relates to such matters as dividend increases or decreases, earnings estimates, changes in previously released earnings estimates, significant expansion or curtailment of operations, a significant increase or decline of orders, significant merger or acquisition proposals or agreements, significant new products or discoveries, extraordinary borrowing, major litigation, liquidity problems, extraordinary management developments, purchase or sale of substantial assets, or other similar information  For purposes of this Transaction, “EDG Personnel” means any employee on the trading side of the Equity Derivatives Group of J.P. Morgan Securities LLC and does not include Messrs. David Aidelson, Greg Batista, David Seaman, James Rothschild and Elliot Chalom (or any other person or persons designated from time to time by the Compliance Group of Party).

Maximum Share Delivery:

Notwithstanding any other provision of this Confirmation, in no event will Party B be required to deliver in settlement of this Transaction on any Settlement Date, whether pursuant to Physical Settlement, Net Share Settlement, Termination Settlement or any Private Placement Settlement, more than a number of Shares equal to 1.50 multiplied by

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the initial Base Amount to Party A, subject to reduction by the amount of any Shares delivered by Party B in settlement of this Transaction on any prior Settlement Date.

Transfer and Assignment:

Party A may transfer or assign its rights and obligations hereunder and under the Agreement, in whole or in part, without the consent of Party B, to any of Party A’s Affiliates whose obligations hereunder and under the Agreement are guaranteed by the ultimate parent of JPMorgan Chase Bank, National Association, or to any of Party A’s Affiliates with a credit rating at the time of such transfer or assignment at least equal to the credit rating of the ultimate parent of Party A, so long as (1) such transferee or assignee is organized under the laws of the United States, any State thereof or the District of Columbia, (2) Party B will not be required to pay to the transferee an amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) of the Agreement greater than the amount in respect of which Party B would have been required to pay Party A in the absence of such transfer or assignment, and (3) Party B will not receive a payment from which an amount has been withheld or deducted on account of a Tax under Section 2(d)(i) of the Agreement in excess of that which Party A would have been required to so withhold or deduct in the absence of such transfer or assignment.

Notwithstanding any other provision in this Confirmation to the contrary requiring or allowing Party A to purchase, sell, receive or deliver any Shares or other securities to or from Party B, Party A may designate any of its affiliates to purchase, sell, receive or deliver such Shares or other securities and otherwise to perform Party A’s obligations in respect of the Transaction and any such designee may assume such obligations.  Party A shall be discharged of its obligations to Party B solely to the extent of any such performance.

Matters Relating to Agent:

Each party agrees and acknowledges that (i) J.P. Morgan Securities LLC, as agent, (the “Agent”) acts solely as agent on a disclosed basis with respect to the transactions contemplated hereunder, and (ii) the Agent has no obligation, by guaranty, endorsement or otherwise, with respect to the obligations of either Party B or Party A hereunder, either with respect to the delivery of cash or Shares, either at the beginning or the end of the transactions contemplated hereby.  In this regard, each of Party A and Party B acknowledges and agrees to look solely to the other for performance hereunder, and not to the Agent.

1)                                      Indemnity

Party B agrees to indemnify Party A and its affiliates and their respective directors, officers, agents and controlling parties (Party A and each such affiliate or person being an “Indemnified Party”) from and against any and all losses, claims, damages and liabilities, joint and several, incurred by or asserted against such Indemnified Party for the violation of federal or state securities laws and which arise out of, are in connection with, or relate to, the execution or delivery of this Confirmation, the performance by the parties hereto of their obligations under the Transaction, and Party B will reimburse any Indemnified Party for all reasonable expenses (including reasonable legal fees and expenses) as they are incurred in connection with the investigation of, preparation for, or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto. Party B will not be liable under this Indemnity paragraph to the extent that any such loss, claim, damage, liability or expense is found in a final and nonappealable judgment by a court to have resulted from an Indemnified Party’s breach under this Confirmation, gross negligence or willful misconduct.

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2)	Notice

Non-Reliance:	Applicable

Additional Acknowledgments:	Applicable

Agreements and Acknowledgments Regarding Hedging Activities:	Applicable

4.                                       The Agreement is further supplemented by the following provisions:

No Collateral or Setoff.:

Notwithstanding Section 6(f) or any other provision of the Agreement or any other agreement between the parties to the contrary, the obligations of Party B hereunder are not secured by any collateral.  Obligations under this Transaction shall not be set off against any other obligations of the parties, whether arising under the Agreement, this Confirmation, under any other agreement between the parties hereto, by operation of law or otherwise, and no other obligations of the parties shall be set off against obligations under this Transaction, whether arising under the Agreement, this Confirmation, under any other agreement between the parties hereto, by operation of law or otherwise, and each party hereby waives any such right of setoff.  In calculating any amounts under Section 6(e) of the Agreement, notwithstanding anything to the contrary in the Agreement, (a) separate amounts shall be calculated as set forth in such Section 6(e) with respect to (i) this Transaction and (ii) all other Transactions, and (b) such separate amounts shall be payable pursuant to Section 6(d)(ii) of the Agreement.

Delivery of Cash:

For the avoidance of doubt, nothing in this Confirmation shall be interpreted as requiring Party B to deliver cash in respect of the settlement of the Transaction, except (i) as set forth under “Extraordinary Dividends” above or (ii) in circumstances where the cash settlement thereof is within Party B’s control (including, without limitation, where Party B so elects to deliver cash or fails timely to deliver Shares in respect of such settlement).  For the avoidance of doubt, the preceding sentence shall not be construed as limiting any damages that may be payable by Party B as a result of a breach of or an indemnity under this Confirmation or the Agreement.

Status of Claims in Bankruptcy:

Party A acknowledges and agrees that this confirmation is not intended to convey to Party A rights with respect to the transactions contemplated hereby that are senior to the claims of common stockholders in any U.S. bankruptcy proceedings of Party B; provided, however, that nothing herein shall limit or shall be deemed to limit Party A’s right to pursue remedies in the event of a breach by Party B of its obligations and agreements with respect to this Confirmation and the Agreement; and provided further, that nothing herein shall limit or shall be deemed to limit Party A’s rights in respect of any transaction other than the Transaction.

Limit on Beneficial Ownership:

Notwithstanding any other provisions hereof, Party A shall not have the “right to acquire” (within the meaning of NYSE Rule 312.04(g)) Shares hereunder and Party A shall not be entitled to take delivery of any Shares deliverable hereunder (in each case, whether in connection with the purchase of Shares on any Settlement Date or any Termination

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Settlement Date, any Private Placement Settlement or otherwise) to the extent (but only to the extent) that, after such receipt of any Shares hereunder, and after taking into account any Shares concurrently deliverable to Party A pursuant to the Base Confirmation, (i) the Share Amount would exceed the Post-Effective Limit, (ii) Party A’s ultimate parent entity would purchase, acquire or take (as such terms are used in the Federal Power Act) at any time on the relevant date in excess of 7.5% of the outstanding Shares or (iii) Party A and each person subject to aggregation of Shares with Party A under Section 13 or Section 16 of the Exchange Act and rules promulgated thereunder (the “Party A Group”) would directly or indirectly beneficially own (as such term is defined for purposes of Section 13 or Section 16 of the Exchange Act and rules promulgated thereunder) in excess of the lesser of (A) 7.5% of the then outstanding Shares or (B) [•](2)  Shares (the “Threshold Number of Shares”). Any purported delivery hereunder shall be void and have no effect to the extent (but only to the extent) that, after such delivery, and after taking into account any Shares concurrently deliverable to Party A pursuant to the Base Confirmation, (i) the Share Amount would exceed the Post-Effective Limit, (ii) Party A’s ultimate parent entity would purchase, acquire or take (as such terms are used in the Federal Power Act) in excess of 7.5% of the outstanding Shares or (iii) Party A Group would directly or indirectly so beneficially own in excess of the Threshold Number of Shares.  If any delivery owed to Party A hereunder is not made, in whole or in part, as a result of this provision, Party B’s obligation to make such delivery shall not be extinguished and Party B shall make such delivery as promptly as practicable after, but in no event later than one Exchange Business Day after, Party A gives notice to Party B that, after such delivery, and after taking into account any Shares concurrently deliverable to Party A pursuant to the Base Confirmation, (i) the Share Amount would not exceed the Post-Effective Limit, (ii) Party A’s ultimate parent entity would not purchase, acquire or take (as such terms are used in the Federal Power Act) in excess of 7.5% of the outstanding Shares and (iii) Party A Group would not directly or indirectly so beneficially own in excess of the Threshold Number of Shares.

In addition, notwithstanding anything herein to the contrary, if any delivery owed to Party A hereunder is not made, in whole or in part, as a result of the immediately preceding paragraph, Party A shall be permitted to make any payment due in respect of such Shares to Party B in two or more tranches that correspond in amount to the number of Shares delivered by Party B to Party A pursuant to the immediately preceding paragraph.

Wall Street Transparency and Accountability Act:

In connection with Section 739 of the Wall Street Transparency and Accountability Act of 2010 (“WSTAA”), the parties hereby agree that neither the enactment of WSTAA or any regulation under the WSTAA, nor any requirement under WSTAA or an amendment made by WSTAA, shall limit or otherwise impair either party’s otherwise applicable rights to terminate, renegotiate, modify, amend or supplement this Confirmation or the Agreement, as applicable, arising from a termination event, force majeure, illegality, increased costs, regulatory change or similar event under this Confirmation, the 2002 Definitions incorporated herein, or the Agreement (including, but not limited to, rights arising from Change in Law, any Acceleration Event or Illegality (as defined in the Agreement)).

(2)  Insert a number of Shares equal to 4.9% of the outstanding Shares on the date on which the Transaction is executed.

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Miscellaneous:

(a)          Addresses for Notices.  For the purpose of Section 12(a) of the Agreement:

Address for notices or communications to Party A:

Address:	JPMorgan Chase Bank, National Association
4 New York Plaza, Floor 18
New York, NY 10004-2413
Attention:	Mariusz Kwasnik
Title:	Operations Analyst, EDG Corporate Marketing
Telephone No:	(212) 623-7223
Facsimile No:	(212) 623-7719

Address for notices or communications to Party B:

Address:	Black Hills Corporation
625 Ninth Street
Rapid City, South Dakota 57701

Attention:	General Counsel

(b)         Waiver of Right to Trial by Jury.  Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding relating to this Confirmation.  Each party (i) certifies that no representative, agent or attorney of the other party has represented, expressly or otherwise, that such other party would not, in the event of such a suit action or proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other party have been induced to enter into this Confirmation by, among other things, the mutual waivers and certifications herein.

(c)          London Branch.  Party A is entering into this Confirmation and the Agreement through its London branch.  Notwithstanding the foregoing, Party A represents to Party B that the obligations of Party A are the same as if it had entered into this Confirmation and the Agreement through its head or home office in New York.

Acknowledgements.

The parties hereto intend for:

(a)          this Transaction to be a “securities contract” as defined in Section 741(7) of Title 11 of the United States Code (the “Bankruptcy Code”), qualifying for the protections under Section 555 of the Bankruptcy Code;

(b)         a party’s right to liquidate this Transaction and to exercise any other remedies upon the occurrence of any Event of Default under the Agreement with respect to the other party to constitute a “contractual right” as defined in the Bankruptcy Code;

(c)          Party A to be a “financial institution” within the meaning of Section 101(22) of the Bankruptcy Code; and

(d)         all payments for, under or in connection with this Transaction, all payments for the Shares and the transfer of such Shares to constitute “settlement payments” as defined in the Bankruptcy Code.

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Severability.

If any term, provision, covenant or condition of this Confirmation, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable in whole or in part for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Confirmation had been executed with the invalid or unenforceable provision eliminated, so long as this Confirmation as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Confirmation and the deletion of such portion of this Confirmation will not substantially impair the respective benefits or expectations of parties to this Agreement; provided, however, that this severability provision shall not be applicable if any provision of Section 2, 5, 6 or 13 of the Agreement (or any definition or provision in Section 14 to the extent that it relates to, or is used in or in connection with any such Section) shall be so held to be invalid or unenforceable.

[Remainder of page intentionally left blank]

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Please confirm that the foregoing correctly sets forth the terms of our agreement by signing and returning this Confirmation.

Yours faithfully,

J.P. MORGAN SECURITIES LLC,
as agent for JPMorgan Chase Bank, National Association

By:
Name:
Title:

Confirmed as of the date first written above:

BLACK HILLS CORPORATION

By:
Name:
Title:

SCHEDULE I

FORWARD PRICE REDUCTION DATES AND AMOUNTS

Forward Price Reduction Date	Forward Price Reduction Amount

Trade Date	USD	0.000
[November 15, 2010	USD	0.360	](3)
February 11, 2011	USD	0.365
May 16, 2011	USD	0.365
August 16, 2011	USD	0.365
November 15, 2011	USD	0.365
February 14, 2012	USD	0.370

(3)  Delete if the Trade Date for this Confirmation is on or after November 15, 2010.

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ANNEX A

PRIVATE PLACEMENT PROCEDURES

(i)                                     If Party B delivers the Restricted Shares pursuant to this clause (i) (a “Private Placement Settlement”), then delivery of Restricted Shares by Party B shall be effected in customary private placement procedures with respect to such Restricted Shares reasonably acceptable to Party A; provided that if, on or before the date that a Private Placement Settlement would occur, Party B has taken, or caused to be taken, any action that would make unavailable either the exemption pursuant to Section 4(2) of the Securities Act for the sale by Party B to Party A (or any affiliate designated by Party A) of the Restricted Shares or the exemption pursuant to Section 4(1) or Section 4(3) of the Securities Act for resales of the Restricted Shares by Party A (or any such affiliate of Party A) or Party B fails to deliver the Restricted Shares when due or otherwise fails to perform obligations within its control in respect of a Private Placement Settlement, it shall be an Event of Default with respect to Party B and Section 6 of the Agreement shall apply.  The Private Placement Settlement of such Restricted Shares shall include customary representations, covenants, blue sky and other governmental filings and/or registrations, indemnities to Party A, due diligence rights (for Party A or any designated buyer of the Restricted Shares by Party A), opinions and certificates, and such other documentation as is customary for private placement agreements, all reasonably acceptable to Party A.  In the case of a Private Placement Settlement, Party A shall, in its good faith discretion, adjust the amount of Restricted Shares to be delivered to Party A hereunder in a commercially reasonable manner to reflect the fact that such Restricted Shares may not be freely returned to securities lenders by Party A and may only be saleable by Party A at a discount to reflect the lack of liquidity in Restricted Shares.  Notwithstanding the Agreement or this Confirmation, the date of delivery of such Restricted Shares shall be the Clearance System Business Day following notice by Party A to Party B of the number of Restricted Shares to be delivered pursuant to this clause (i).  For the avoidance of doubt, delivery of Restricted Shares shall be due as set forth in the previous sentence and not be due on the Settlement Date or Termination Settlement Date that would otherwise be applicable.

(ii)                                  If Party B delivers any Restricted Shares in respect of the Transaction, Party B agrees that (i) such Shares may be transferred by and among JPMorgan Chase Bank, National Association and its affiliates and (ii) after the minimum “holding period” within the meaning of Rule 144(d) under the Securities Act has elapsed after the applicable Settlement Date, Party B shall promptly remove, or cause the transfer agent for the Shares to remove, any legends referring to any transfer restrictions from such Shares upon delivery by Party A (or such affiliate of Party A) to Party B or such transfer agent of seller’s and broker’s representation letters customarily delivered by Party A or its affiliates in connection with resales of restricted securities pursuant to Rule 144 under the Securities Act, each without any further requirement for the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document, any transfer tax stamps or payment of any other amount or any other action by Party A (or such affiliate of Party A).

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